UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
December 14, 2018
Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, which will be held at 9:30 a.m., Pacific Time, on Thursday, January 24, 2019, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355. At the annual meeting, stockholders will be asked to elect Class II directors, approve, by a non-binding advisory vote, our executive compensation, approve an amendment to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. These proposals are more fully described in our proxy statement.

On or about December 14, 2018, we will mail to our stockholders either a full set of paper proxy materials or a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report for the fiscal year ended September 30, 2018 and authorize your proxy electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or by completing and returning the enclosed proxy card if you received paper proxy materials, so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Randy J. Snyder Chairman of the Board

24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 24, 2019
To our Stockholders:
The annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, on Thursday, January 24, 2019, at 9:30 a.m., Pacific Time, for the following purposes:

1.
To elect three directors to our board of directors to serve as Class II directors for a term of three years and until their successors are duly elected and qualified. The following persons have been nominated:

•	Paul E. Fulchino

•	Scott E. Kuechle

•	Robert D. Paulson;

2.	To approve, by a non-binding advisory vote, our executive compensation;

3.	To approve an amendment to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Only stockholders of record at the close of business on November 30, 2018, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.
Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the proxy card if you received paper proxy materials. Voting instructions are provided in the notice of Internet availability of proxy materials or, if you received paper proxy materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

John Holland Executive Vice President, Chief Legal and Human Resources Officer

Valencia, California
December 14, 2018

WESCO AIRCRAFT HOLDINGS, INC.
24911 Avenue Stanford
Valencia, California 91355

PROXY STATEMENT
FOR
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2019

This proxy statement is being furnished by and on behalf of the board of directors of Wesco Aircraft Holdings, Inc. (the “Company”), in connection with the solicitation of proxies to be voted at the 2019 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	January 24, 2019
Time:	9:30 a.m. (Pacific Time)
Place:	Hyatt Regency Valencia 24500 Town Center Drive Valencia, California 91355

At the annual meeting, stockholders will be asked to:

•
Elect the following three nominees as our Class II directors to serve a term of three years and until their successors are duly elected and qualified: Paul E. Fulchino, Scott E. Kuechle and Robert D. Paulson;

•	Approve, by a non-binding advisory vote, the Company’s executive compensation;

•	Approve an amendment to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan;

•
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2019; and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 24911 Avenue Stanford, Valencia, California 91355, and our telephone number is (661) 775-7200.

We are furnishing the proxy materials for the 2019 annual meeting of stockholders by mailing to our stockholders either a full set of paper proxy materials or a notice of Internet availability of proxy materials (the “Notice”). The paper proxy materials and the Notice will first be mailed to stockholders on or about December 14, 2018.

i

ii

iii

GENERAL INFORMATION ABOUT THE MEETING
In this section of the proxy statement, we answer some common questions regarding Wesco Aircraft Holdings, Inc.’s 2019 annual meeting of stockholders and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

The date, time and place of the annual meeting is:

January 24, 2019
9:30 a.m. (Pacific Time)
Hyatt Regency Valencia
24500 Town Center Drive
Valencia, CA 91355

Why did I receive a notice of Internet availability of proxy materials in the mail instead of a paper copy of the proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved rules (the “e-proxy rules”) allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended September 30, 2018 (“fiscal 2018”), to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We believe these e-proxy rules provide a convenient and quick way to access the proxy materials and vote shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. The Notice will provide such stockholders with notice of the annual meeting and will also provide instructions regarding accessing and reviewing all of the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

We sent you the proxy materials or the Notice because we are holding our annual meeting of stockholders and the Company’s board of directors (the “Board”) is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone or by requesting and returning a paper proxy card, or you may vote your shares by submitting a ballot in person at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on November 30, 2018, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of November 30, 2018, there were a total of 99,626,255 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How is a quorum determined?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. The presence in person or by proxy of a majority of the shares of common stock entitled to vote at the annual meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes validly cast at the annual meeting. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such votes. Broker non-votes also have no effect on the outcome of the vote.

The approval by a non-binding advisory vote of our executive compensation, the approval of an amendment (the “Plan Amendment”) to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (the “2014 Plan”) and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors require a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters at the annual meeting. If you abstain for purposes of the approval on an advisory basis of our executive compensation, the approval of the Plan Amendment or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention will have the same effect as a vote against these proposals. For the approval on an advisory basis of our executive compensation and the approval of the Plan Amendment, broker non-votes will have no effect on the outcome of the vote. However, New York Stock Exchange (“NYSE”) rules permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, so broker non-votes are not expected on that proposal.

How do I vote by proxy?
Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you received paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•
You may abstain from voting on the proposal to approve the advisory vote on our executive compensation, to approve the Plan Amendment or to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all three director nominees, approve on an advisory basis our executive compensation, approve the Plan Amendment and ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

How can I authorize my proxy online or via telephone?
In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 16-digit control number required for access. You can authorize your proxy via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time, January 23, 2019, the day before the annual meeting.

If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of three Class II directors, the approval on an advisory basis of our executive compensation, the approval of the Plan Amendment and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2019. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating and delivering to us a new proxy via the Internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, January 23, 2019, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors, the approval on an advisory basis of our executive compensation and the approval of the Plan Amendment are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and are called “broker non-votes.” However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for doing this.

        If you have additional questions about this proxy statement or the annual meeting or would like additional copies, without charge, of this document or our annual report for the fiscal year ended September 30, 2018, please contact: Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attn: John Holland.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

There are currently eleven directors on our Board, and our directors are divided into three classes, with four directors in both Class I and Class III and three directors in Class II. The terms of office of the three Class II directors expire at the 2019 annual meeting of stockholders.

Class II Election

The three nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve on our Board for a term of three years and until their successors are duly elected and qualified. All three nominees currently serve on our Board.

Class II Nominees

The Class II nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Paul E. Fulchino (Class II)
Mr. Fulchino, age 72, has served as an Operating Partner of AE Industrial Partners, a private equity firm that invests in aerospace and power generation companies, since 2014. From 2000 until his retirement in 2010, Mr. Fulchino served as Chairman, President and Chief Executive Officer of Aviall, Inc., a leading solutions provider of aftermarket supply-chain management services for the aerospace and defense industries, which became a wholly-owned subsidiary of The Boeing Company on September 20, 2006. Mr. Fulchino had previously served as President and Chief Operating Officer of BE Aerospace, Inc. from 1996 to 1999 and President and Vice Chairman of Mercer Management Consulting, Inc. from 1990 to 1996. He also currently serves on the board of directors of Spirit Aerosystems Holdings, Inc. (“Spirit”), where he is chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee.
2008

The Board has concluded that Mr. Fulchino should serve as a director because he brings a unique perspective to the Board regarding the global aerospace industry, particularly as a result of his extensive experience in the aerospace aftermarket industry. In addition, as a result of his current service as a director of Spirit, Mr. Fulchino brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of another public company.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Scott E. Kuechle (Class II)
From 2005 until his retirement in 2012, Mr. Kuechle, age 59, served as Executive Vice President and Chief Financial Officer of Goodrich Corporation (“Goodrich”), a leading global supplier of systems and services to the aerospace and defense industry. Prior to that, Mr. Kuechle served as Goodrich’s Corporate Controller from 2004 until 2005, Corporate Treasurer from 1998 until 2004, Director of Finance and Banking (Assistant Treasurer) from 1994 until 1998, Director of Finance for one of Goodrich’s Business Units from 1989 until 1994 and in various financial roles in Goodrich’s Corporate and Business Segment Offices from 1983 until 1989. Mr. Kuechle also currently serves on the board of directors of Esterline Technologies Corporation (“Esterline”), where he is chair of the Audit Committee and a member of the Enterprise Risk Committee, and Kaman Corporation (“Kaman”), where he is chair of the Audit Committee and a member of the Corporate Governance Committee.
2012

The Board has concluded that Mr. Kuechle should serve as a director based on his prior experience as an executive officer at Goodrich and his current service on the board of directors, Audit Committee and Enterprise Risk Committee of Esterline and the board of directors, Audit Committee and Corporate Governance Committee of Kaman. The Board believes that Mr. Kuechle’s experience at Goodrich, Esterline and Kaman, in particular as it relates to corporate finance, the audit function, corporate governance and risk management of public companies, allows for him to bring strong leadership and valuable insights to the Board.

Robert D. Paulson (Class II)
Mr. Paulson, age 73, has served as the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm, since he founded the firm in 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm, where he had served as the Los Angeles Office Manager from 1982 to 1989, led the Global Aerospace and Defense Practice from 1985 to 1997 and was twice elected to McKinsey’s board of directors. He also currently serves on the board of directors of Ducommun Incorporated (“Ducommun”), where he is the independent lead director and is also a member of the Compensation Committee and the Corporate Governance and Nominating Committee, and previously served on the board of directors of Nationwide Health Properties, Inc. (“NHP”) (Mr. Paulson also served on the board of Ventas, Inc. (“Ventas”) after it acquired NHP in 2011).
2006

The Board has concluded that Mr. Paulson should serve as a director because of his extensive experience as a consultant and investor in the aerospace and defense industries, which provides a unique perspective to the Board, particularly with respect to the development and execution of business strategies. In addition, as a result of his current service as a director of Ducommun and his prior service as a director of NHP/Ventas, Mr. Paulson brings valuable knowledge to our Board about the operations, compensation programs, corporate governance and audit function of other public companies.

Vote Required; Recommendation

The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS II NOMINEES NAMED ABOVE.

Continuing Directors

The eight directors whose terms will continue after the 2019 annual meeting and will expire at the 2020 annual meeting (Class III) or 2021 annual meeting (Class I) are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

Thomas M. Bancroft (Class III)
Mr. Bancroft, age 52, founded Makaira Partners LLC (“Makaira Partners”) in 2007, and currently serves as its Managing Member, Portfolio Manager and Chief Investment Officer. Makaira Partners is a private investment management firm based in La Jolla, California that manages investment partnerships for individuals, family offices, endowments and non-profit organizations. Prior to founding Makaira Partners, Mr. Bancroft spent thirteen years, the last six as the Portfolio Manager and Senior Managing Director, at Plaza Investment Managers, Inc. (“Plaza”), a wholly owned investment subsidiary of GEICO Corporation (“GEICO”). Plaza managed a $3.5 billion equity portfolio for GEICO, an auto insurance subsidiary of Berkshire Hathaway. Mr. Bancroft began his career as a staff writer and reporter for Financial World Magazine and Forbes Magazine, respectively. Mr. Bancroft currently serves as a Trustee of Francis Parker School in San Diego and is the Chair of the Investment Committee.
2015

The Board has concluded that Mr. Bancroft should serve as a director based on the unique perspective that he brings as a significant stockholder of the Company through his position as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners, as well as his prior experience at Plaza. Mr. Bancroft was appointed to the Board pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners. See “General Information Concerning the Board of Directors, Its Committees and the Company’s Corporate Governance—Committees of the Board—Nominating and Corporate Governance Committee.”

Adam J. Palmer (Class III)
Mr. Palmer, age 46, is a Managing Director of The Carlyle Group (“Carlyle”) and has been the Head of the Global Aerospace, Defense and Government Services sector team since 2011. Mr. Palmer joined Carlyle in 1996 as a member of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies. He also currently serves on the board of directors of Dynamic Precision Group, Global Jet Capital, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Compensation and Management Development Committee and the Executive Committee and is the chair of the Finance Committee. Mr. Palmer previously served on the board of directors of RPK Capital Management Group, LLC and Landmark Aviation.
2006

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Palmer should serve as a director because, in addition to his demonstrated leadership as a Managing Director of Carlyle and his extensive experience in private equity and investment banking, he brings additional perspectives to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of Dynamic Precision Group, Global Jet Capital, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Compensation and Management Development Committee and the Executive Committee and is the chair of the Finance Committee, Mr. Palmer brings valuable knowledge to the Board about the operations, corporate finance, compensation programs and corporate governance of other companies.

Norton A. Schwartz (Class III)
General Schwartz, age 67, has served as the President and Chief Executive Officer of Business Executives for National Security since 2013. In 2012, General Schwartz retired from the United States Air Force after nearly 40 years of service. From 2008 to 2012, he was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active duty, guard and reserve forces and civilian workforce serving in the United States and overseas. As Chief of Staff, General Schwartz was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. Prior to that, he served as Commander of the United States Transportation Command from 2005 to 2008 and Director for Operations and Director of the Joint Staff from 2002 to 2005. General Schwartz currently serves on the board of directors of Cobham plc (“Cobham”), where he is a member of the Audit Committee, Remuneration Committee and Board Risk Committee. He is also a member of the board of directors of CAE, USA Inc. (“CAE USA”) and Braidy Industries (“Braidy”), and serves on the board of trustees of the Institute for Defense Analyses.
		2013

The Board has concluded that General Schwartz should serve as a director because, in addition to the leadership he demonstrated throughout his distinguished military career, he brings extensive knowledge to the Board about the military aerospace industry. As a result of his current service as a director of Cobham, CAE USA and Braidy and as a trustee of the Institute for Defense Analyses, General Schwartz also brings valuable knowledge to the Board about the operations and corporate governance of other companies and organizations.

Randy J. Snyder (Class III)	Mr. Snyder, age 69, served as our President and Chief Executive Officer from 1977 until 2014, and has been the Chairman of the Board since 2006.	2006

The Board has concluded that Mr. Snyder should serve on the Board based upon his intimate knowledge of our operations and his role in leading our transition from a small niche distributor to the world’s leading independent distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Dayne A. Baird (Class I)
Mr. Baird, age 42, is a Principal at Carlyle where he focuses on buyouts, privatizations and strategic minority investments throughout the United States in the aerospace, defense and government services sectors. Mr. Baird has been with Carlyle since 2003. Prior to joining Carlyle, Mr. Baird worked in the mergers and acquisitions and global industrial groups of Lehman Brothers from 2000 to 2003, where he focused on transactions in the industrial, aerospace and defense sectors. Mr. Baird also currently serves on the board of directors of Novetta Solutions, where he is a member of the Audit Committee and Compensation Committee, and previously served on the boards of ARINC Incorporated, where he was a member of the Audit Committee, and Landmark Aviation, where he was a member of the Audit Committee and Compensation Committee.
2010

The Board has concluded that Mr. Baird should serve as a director because, in addition to his demonstrated leadership as a Principal at Carlyle, he brings valuable insight to the Board about the global aerospace and defense industries, as well as debt and equity capital markets. As a result of his current service as a director of Novetta Solutions and his prior service as a director of ARINC Incorporated and Landmark Aviation, Mr. Baird also brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Jay L. Haberland (Class I)
Mr. Haberland, age 68, retired from United Technologies Corporation (“UTC”), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) (“Black & Decker”) from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973 until 1986. Mr. Haberland also currently serves as a director of Ducommun and National Technical Systems, Inc. (“NTS”), and is chairman of the Audit Committee for both. Mr. Haberland is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee.

2011

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Haberland should serve as a director based on his background in auditing and finance, his experience in the aerospace industry and his service as an executive officer at both UTC and Black & Decker, all of which the Board believes positions Mr. Haberland to bring strong leadership to the Board. In addition, the Board believes that Mr. Haberland’s current experience as a director and chair of the Audit Committees at both Ducommun and NTS allows for him to bring valuable insights to the Board about the operations, audit function and corporate governance of other companies.

Jennifer M. Pollino (Class I)
Ms. Pollino, age 54, has served as an Executive Coach and Consultant at JMPollino, LLC since 2012. Prior to that, Ms. Pollino served as Executive Vice President-Human Resources and Communications at Goodrich from 2005 to 2012. Ms. Pollino also served in various general management and financial roles for several Goodrich manufacturing and service operating divisions between 1992 and 2005. Ms. Pollino currently serves on the Board of Directors of Crane Co., where she is a member of the Audit Committee and the Management Organization and Compensation Committee, and Kaman, where she is a member of the Audit Committee and Personnel and Compensation Committee. She previously served on the Board of Directors of the Society for Human Resources Management, where she was a member of the Audit Committee.
2014

The Board has concluded that Ms. Pollino should serve as a director based on her prior experience as a senior executive at Goodrich and her current service as a director of Crane Co. and Kaman. In particular, the Board believes that Ms. Pollino’s familiarity with accounting, finance, operations, general management, human resources and corporate governance allows her to bring strong leadership, valuable insights and a unique perspective to the Board.

Todd S. Renehan (Class I)
Mr. Renehan, age 55, has served as the Company’s Chief Executive Officer and as a member of the Board since 2017. Prior to that, he had served as the Company’s Executive Vice President and Chief Commercial Officer since 2014. From 2013 to 2014, Mr. Renehan served as President for Haas Group International Inc. (“Haas”), a global provider of chemical supply chain management solutions to the commercial aerospace, airline, military, energy and other markets, which the Company acquired on February 28, 2014. He also previously served as Haas’ Executive Vice President and Chief Commercial Officer from 2010 to 2013. In 2010, he served as Chief Commercial Officer for Damco, a division of Maersk, a leading global provider of transportation and freight solutions, and from 1985 through 2009, he worked for Ryder, a global provider of transportation services, in multiple capacities, ultimately serving as Executive Vice President of Sales, Marketing and Rental.
2017

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Renehan should serve as a director based on the insights that he can provide as our Chief Executive Officer, as well as through his prior experience as our Executive Vice President and Chief Commercial Officer. In addition, the Board believes that Mr. Renehan’s vast commercial experience in our industry allows for him to bring strong leadership and valuable insights to the Board.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS,
ITS COMMITTEES AND THE COMPANY’S CORPORATE GOVERNANCE

Risk Oversight

The Board, with the assistance of management, is actively involved in oversight of risks that could affect the Company. Each year, the Board approves key risk-related issues that it will monitor and address during the course of the year, and has also delegated risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee oversees the Company’s risk assessment and risk management guidelines (including enterprise risk management), policies and processes as well as risk relating to the financial statements and financial reporting process of the Company, meeting periodically with management to discuss the Company’s major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company’s risk assessment and risk management policies; (ii) the Compensation Committee oversees risk related to senior executive compensation; (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance; and (iv) the Finance Committee oversees risk related to the Company’s financing activities. In addition, management regularly reports to the full Board and, as appropriate, the committees of the Board regarding the enterprise risk that the Company must mitigate and/or manage.

Board Independence

On December 6, 2018, after reviewing the independence requirements of the NYSE and considering the qualifications, experience and background of Messrs. Baird, Bancroft, Fulchino, Haberland, Kuechle, Palmer, Paulson and Schwartz and Ms. Pollino, our Board designated each of them as an “independent” director within the meaning of the NYSE requirements. On December 6, 2018, the Board also designated each of Messrs. Haberland, Kuechle and Paulson as an “independent” director within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of Messrs. Baird and Fulchino and Ms. Pollino as independent under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE, as required by the SEC.

Board Meetings

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal 2018, the Board held four meetings and acted by unanimous written consent twice. During fiscal 2018, each incumbent director attended all meetings of the Board and the committees of the Board on which he or she served while he or she was a member of the Board or such committees, except that Mr. Snyder did not attend one Board meeting, Mr. Schwartz did not attend one Board meeting, Mr. Kuechle did not attend one Audit Committee meeting, Mr. Baird did not attend one Finance Committee meeting and Mr. Bancroft did not attend one Finance Committee meeting.

Committees of the Board

The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. The following is a brief description of each of our committees.

Audit Committee

Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee is currently comprised of Messrs. Paulson (chair), Haberland and Kuechle. The Board has determined that Messrs. Paulson, Haberland and Kuechle are each independent directors. The Board has also determined that Messrs. Paulson, Haberland and Kuechle are each financially literate and are each an “audit committee financial expert,” as such term is defined under the applicable regulations of the SEC.

During fiscal 2018, the Audit Committee met six times and acted once by unanimous written consent in performing its functions.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to our executive officers and directors, establishing our general compensation policies and reviewing, approving and overseeing the administration of our employee benefits plans. The Compensation Committee also periodically reviews management development and succession plans.

The Compensation Committee has the resources and authority appropriate to carry out its duties, including sole authority to retain and terminate independent counsel, compensation consultants or other experts or consultants, as it deems necessary or appropriate, including the sole authority to approve the fees and other retention terms for such persons.

We retained the services of Semler Brossy Consulting Group, LLC (“Semler Brossy”) as independent compensation consultants to provide advice with respect to certain executive compensation matters for fiscal 2018. See “Compensation Discussion and Analysis—Compensation Overview.”

The Compensation Committee is currently comprised of Messrs. Baird (chair) and Fulchino and Ms. Pollino, and the Board has determined that Messrs. Baird and Fulchino and Ms. Pollino are each independent directors, including under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE and the SEC.

The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). On December 10, 2014, the Compensation Committee created a subcommittee (the “Section 162(m) Plan Subcommittee”) consisting of Mr. Fulchino and Ms. Pollino to administer and make all determinations with respect to awards granted or compensation to be provided under the 2014 Plan or any successor plan to Covered Employees (as defined in the 2014 Plan), solely with respect to compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The Board has determined that Mr. Fulchino and Ms. Pollino are both (a) ”non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. The charter of the Section 162(m) Plan Subcommittee is available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

During fiscal 2018, the Compensation Committee met five times and acted by unanimous written consent five times in performing its functions, while the Section 162(m) Plan Subcommittee met three times and acted by unanimous written consent three times in performing its functions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors; (ii) recommending persons to be selected by the Board as members and chairperson for each committee of the Board; (iii) analyzing and proposing for approval by the Board the governance policies of the Company; and (iv) monitoring our performance in meeting our obligations with respect to professional ethics and integrity in internal and external matters and our principles of corporate governance.

Pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners (the “Cooperation Agreement”), Mr. Bancroft was appointed to the Board, as a Class III director. Under the Cooperation Agreement, the Board may request that Mr. Bancroft resign from the Board (and Mr. Bancroft has agreed to resign within five business days after receipt of such request) if, among other things and subject to certain exceptions, Makaira Partners ceases to beneficially own at least 5% of the Company’s outstanding common stock. Under the Cooperation Agreement, Makaira Partners and Mr. Bancroft agreed that they will not own in excess of 15% of the Company’s outstanding common stock and will not engage in certain other activities. Pursuant to the Amended and Restated Stockholders Agreement (as defined below), (i) the affiliates of Carlyle that own Wesco shares (the “Carlyle Stockholders”) have the right to nominate three of the members of the Board and (ii) certain other stockholders who are party to the Stockholders Agreement, including Randy Snyder (collectively, the “Wesco Stockholders”), have the right to nominate one of the members of the Board. See “Certain Relationships and Related

Party Transactions—Amended and Restated Stockholders Agreement.” Subject to certain restrictions and conditions in the Cooperation Agreement and the Amended and Restated Stockholders Agreement, the Board or a committee of the Board has the right to nominate the remaining members of the Board. Under the terms of the Amended and Restated Stockholders Agreement, each stockholder who is a party to the Amended and Restated Stockholders Agreement is required to vote their shares to elect the directors nominated by the Carlyle Stockholders and the Wesco Stockholders.

Pursuant to the Nominating and Corporate Governance Committee Charter, in recommending candidates for selection to our Board and our Board committees, including Board nominees recommend by stockholders, the Nominating and Corporate Governance Committee may take the following criteria, along with any other criteria it deems appropriate, into consideration:

•personal and professional integrity, ethics and values;

•experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•experience in the Company’s industry and with relevant social policy concerns;

•experience as a board member of another publicly held company;

•academic expertise in an area of the Company’s operations; and

•practical and mature business judgment, including the ability to make independent analytical inquiries.

While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is another factor that it considers in identifying nominees. As part of this process, the Nominating and Corporate Governance Committee evaluates how a particular candidate’s perspectives, knowledge, experience and expertise in substantive matters relating to the Company’s business may add value to the Board.

The Nominating and Corporate Governance Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons employed by the Nominating and Corporate Governance Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm to be used to identify and evaluate director candidates, including the authority to approve such search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Palmer (chair), Bancroft and Schwartz, and the Board has determined that Messrs. Palmer, Bancroft and Schwartz are each independent directors.

During fiscal 2018, the Nominating and Corporate Governance Committee met twice and acted once by unanimous written consent in performing its functions.

Finance Committee

The Finance Committee assists the Board in carrying out its oversight responsibilities relating to certain financing and strategic planning matters affecting the Company. The Finance Committee’s primary responsibilities include: (i) reviewing and making recommendations to the Board regarding (a) any financing considerations contained in the Company’s strategic plans or required by the Company’s long-term business objectives, (b) material financial transactions and commitments, (c) acquisitions and divestitures, (d) the delegation of approval authority for certain transactions from the Board to senior management and (e) the Company’s dividend policies and share repurchase programs, if any; (ii) reviewing, approving and monitoring (a) the Company’s practices and policies relating to significant risks that expose the Company to financial loss, including with respect to foreign currency and interest rate exposure and the Company’s global property and casualty insurance programs, (b) the Company’s practices and policies regarding liquidity and short-term investments, off-balance sheet financings and letters of credit and guarantees and (c) significant information technology strategies and projects; (iii) reviewing and approving the selection of the Company’s financial advisors engaged in connection with certain material transactions; (iv) reviewing and reporting to the Board regarding the Company’s debt rating objectives and long-term financing requirements; and (v) reviewing the Company’s historical and projected compliance with the covenants and restrictions arising under the Company’s material financial obligations and commitments.

The Finance Committee is currently comprised of Messrs. Kuechle (chair), Baird, Bancroft and Haberland.

During fiscal 2018, the Finance Committee met four times in performing its functions.

In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues.

Compensation Committee Interlocks and Insider Participation

For fiscal 2018, the Compensation Committee was comprised of Messrs. Baird and Fulchino and Ms. Pollino. None of the members of the Board who sat on the Compensation Committee during fiscal 2018 was an officer or employee of the Company during or prior to fiscal 2018. During fiscal 2018, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. As a stockholder of the Company, Mr. Fulchino is a party to the Amended and Restated Stockholders Agreement, which is described in further detail under “Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement.”

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a written code of ethics (the “Code of Business Conduct and Ethics”) that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. We intend to disclose any amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics on our website within four business days following the date of any amendment or waiver.

Corporate Governance Guidelines

We have adopted corporate governance guidelines (the “Corporate Governance Guidelines”) to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Corporate Governance Guidelines is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Whistleblower Policy

We have adopted a whistleblower policy (the “Whistleblower Policy”) to govern the receipt, retention and treatment of complaints regarding, among other things, the Company’s accounting, internal accounting controls, auditing matters or violations of any state or federal laws or regulations, and to protect the confidential, anonymous reporting of such complaints. Our Code of Business Conduct and Ethics requires employees to report such concerns.

Our Whistleblower Policy is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Whistleblower Policy is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Policies Relating to Our Board

Communications with the Board

All interested parties who wish to contact the Board may send written correspondence to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and service complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Chief Executive Officer may serve as Chairman of the Board, and, accordingly, we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Snyder currently serves as our Chairman and Todd Renehan currently serves as our Chief Executive Officer.

Executive Sessions and Presiding Director

Our Corporate Governance Guidelines require the Board to hold regularly scheduled executive sessions for the non-management directors without any management directors or employees present, at least one of which annually includes only independent directors. Pursuant to the Corporate Governance Guidelines, the independent directors are required to appoint an independent, non-management member of the Board to preside over the non-management executive sessions, including executive sessions at which only independent directors are present. However, if the Board elects an independent, non-management director as the chairman of the Board, such chairman will serve as the presiding director. Adam Palmer currently serves as the presiding director.

Director Attendance at Annual Meeting of Stockholders

Although the Company does not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend. Eight Board members attended the 2018 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended September 30, 2018 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, as in effect on the date of this proxy statement.

The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Robert D. Paulson (Chair)
Jay L. Haberland
Scott E. Kuechle

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Dayne A. Baird (Chair)
Paul E. Fulchino
Jennifer M. Pollino

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for our named executive officers (“NEOs”) identified below, (ii) the material compensation decisions made for the fiscal year ended September 30, 2018 and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions.

Our Named Executive Officers

For the fiscal year ended September 30, 2018 our NEOs are:

Todd Renehan, Chief Executive Officer,

Kerry Shiba, Executive Vice President and Chief Financial Officer,

Alex Murray, President and Chief Operating Officer,

Declan Grant, Executive Vice President and Chief Commercial Officer, and

Dan Snow, former Executive Vice President and Chief Supply Chain Officer.
The above reflects our NEOs’ principal positions as of September 30, 2018 and includes all individuals who were serving as our executive officers on such date. On October 6, 2017, Mr. Snow retired as Executive Vice President and Chief Supply Chain Officer of the Company.

Executive Summary

Our Business

Founded in 1953 by the father of our current Board Chairman, we have grown to serve over 7,000 customers, which are primarily in the commercial, military and general aviation sectors, including the leading original equipment manufacturers and their subcontractors, through which we support nearly all major Western aircraft programs, and also sell products to airline-affiliated and independent maintenance, repair and overhaul providers. We also service customers in the automotive, energy, health care, industrial, pharmaceutical and space sectors. We have 3,069 employees and operate across 56 locations in 17 countries.

Wesco 2020 Initiative

During fiscal 2018, we initiated a comprehensive business assessment to determine the steps necessary to improve our operational and financial performance. The assessment process confirmed that opportunities exist for a significant uplift in profitability through footprint alignment, organizational refinement and broader productivity gains, as well as a need to invest in upgrading critical capabilities to serve customers and manage inventory better. The assessment led to the development of “Wesco 2020,” with the following key initiatives:

•	Align our footprint with our customer and supplier base to enhance service, improve operating efficiency and reduce costs.

•	Refine our organizational structure to drive greater accountability, enhance capabilities, reduce management layers, eliminate duplication and lower costs

•	Invest strategically in people and capabilities, including automation and business tools to drive more effective inventory management and greater efficiency.

In connection with Wesco 2020, we also implemented an executive retention and performance award program designed to retain key executives and align incentive compensation with our Wesco 2020 strategic initiatives. This program consisted of supplemental restricted share units (“RSU”) and performance share units (“PSU”) that were awarded to our NEOs, which are discussed below under the heading “Long-Term Equity Incentive Awards—Wesco 2020 Awards.”

2018 Compensation Highlights
Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. As we have had substantial turnover in our executive team in recent years, we focused on designing compensation programs in fiscal 2018 that would drive retention among our newly established management team and promote stockholder value by providing meaningful and realistic performance incentives aligned to our key strategic initiatives going forward. Key compensation highlights for fiscal 2018 included:

•
Target compensation levels. We maintained total target pay levels that our Compensation Committee believes are in-line with market comparables and reasonably consistent with our historical pay levels for these positions.

•
Annual Cash Awards. Target annual cash incentive awards continued to be determined primarily (80%) based on pre-set Bonus EBITDA and Bonus Cash Flow metrics that were designed to be challenging and set in connection with our annual budgeting process. For fiscal 2018, we outperformed against our Bonus EBITDA target but underperformed on Bonus Cash Flow target, resulting in payouts slightly below target for each of our NEOs.

•
Long-Term Incentive Plan Design. To improve retentive aspects of our long-term incentive awards, we reduced the weighting of stock option grants in our long-term incentive program for fiscal 2018. Long-term incentive grants for fiscal 2018 consisted of 25% stock options, 25% PSUs and 50% RSUs. As in prior years, regular annual PSU awards are earned based on achievement of relative total shareholder return (“TSR”) and return on invested capital metrics (“ROIC”).

•
Wesco 2020 Awards. In connection with Wesco 2020, we implemented a special retention and performance award program designed to retain key executives and align incentive compensation with our Wesco 2020 strategic initiatives. PSU awards were granted as part of this program and provide for no awards to be earned unless at least $15 million in annualized savings are realized before September 30, 2019.

Key Compensation Philosophies and Practices

Below, we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we believe they would not serve our long-term value creation goals.

What We Do

✓
Pay for performance.    We tie annual and long-term pay to objective performance metrics, including key goals, such as cash flow, EBITDA and ROIC. Approximately 75% of our Chief Executive Officer’s regular annual pay is intended to be variable and tied to performance, with approximately 25% guaranteed in the form of salary or limited employee benefits.

✓
Adhere to rigorous goals and reward meaningful executive contributions.    We use objective performance-based goals in our annual and long-term incentive plans that we believe are rigorous and designed to motivate executive performance.

✓
Link compensation to total stockholder return and strategic initiatives.    Executive compensation is linked to stockholder returns through annual equity grants consisting of PSUs, RSUs and stock options. For fiscal 2018, a portion of all NEOs’ equity incentive awards were issued under a performance-based stock award program, under which awards vest after three years based on attainment of TSR and ROIC metrics. Our Wesco 2020 PSUs are directly aligned with our Wesco 2020 strategic initiatives.

✓
Encourage meaningful stock ownership by our NEOs.    We have adopted a stock ownership policy under which our Chief Executive Officer and all other executive officers must hold shares of our common stock having a specified multiple of their annual base salary.

✓	Retain and hire top caliber executives. Our objective is to provide compensation and benefits that are in alignment with the market for the talent we seek.
✓
Maintain flexibility in compensation programs.    Guaranteed or multi-year equity grants or bonuses are not provided to any of our NEOs. This gives us flexibility to adjust our compensation program as necessary to ensure we offer the optimum mix of annual cash incentives and long-term equity incentives to attract and retain key talent.

What We Don’t Do

x
No multi-year or guaranteed bonuses or equity grants.    We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors and business results.

x	No generous executive perquisites. We do not provide costly perquisites to our NEOs, such as a Company aircraft and similar items.
x	No income tax gross-ups. With the exception of relocation expenses, we do not provide income tax gross-ups for personal benefits and other broad-based benefits.
x	No excise tax gross-ups. We do not provide excise tax gross-ups for change in control benefits.
x
No costly employment agreements with executives. We have not entered into employment agreements with our current executives and our standard executive severance agreement provides modest severance and termination entitlements.

x	No pension or supplemental retirement plans. We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.
x	No repricing of options. Our stockholder approved equity incentive plan does not permit us to reprice options without stockholder approval.
x	No hedging. Our corporate policies prohibit executive officers from hedging the economic risk of ownership of our common stock.

Elements and Objectives of Executive Compensation

The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Description and Objectives
Base Salary	Recognizes performance of job responsibilities and is a necessary tool to attract and retain executives.
Annual performance-based compensation	Promotes near-term performance objectives and rewards individual contributions.
Long-term equity incentive awards
Emphasizes our long-term performance objectives, retention and value creation. Annual equity award grants are made in the form of stock options, PSUs and RSUs. Awards for fiscal 2018 also included special retention awards and PSUs aligned with our Wesco 2020 strategic initiatives.

Severance and change in control benefits
Encourages the continued attention and dedication of key individuals and allows them to focus on the value to stockholders when considering strategic alternatives. Unless a change in control occurs severance for all executives is generally limited to one year of compensation or less.

Retirement savings (401(k))	Provides an opportunity for tax-efficient savings and long-term financial security. No executive retirement plan is offered.
Other elements of compensation and perquisites	Limited benefits and perquisites attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.
Decision Processes

The Compensation Committee, in consultation with our Chief Executive Officer for NEOs other than our Chief Executive Officer, has authority to determine and approve compensation decisions with respect to our NEOs. In alignment with the objectives set forth above, the Compensation Committee has historically determined overall compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably-sized companies in our industry and similar industries. Since fiscal 2014, the Compensation Committee has used the services of an independent compensation consultant, Semler Brossy, to provide assistance in developing executive compensation programs. See below under the heading “—Compensation Overview—Role of Compensation Consultant.”
Say on Pay Outcome for Fiscal 2017

As the Compensation Committee made its fiscal 2018 compensation decisions, it considered that over 99% of our stockholders who voted on the advisory vote to approve NEO compensation at our last annual meeting of stockholders had voted in favor of approving the compensation. Consistent with this level of support, we continued to implement the compensation policies and practices we have developed in recent years, which we believe reflect a robust “pay for performance” culture within our Company. Changes to our regular executive compensation program for 2018, which were fairly limited (e.g., reduction in weighting of stock options in our annual long-term incentive awards) were driven by a desire to enhance the retentive aspects of our compensation program.

Compensation Overview

Our overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity will be related to factors that directly and indirectly influence stockholder value.
Total compensation for our NEOs has been allocated between cash and equity compensation taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with stockholders. The variable annual incentive award and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures.
This approach has resulted in a significant weighting of compensation toward variable and long-term incentive compensation awards, which represent a significant majority of the compensation opportunities for our NEOs.

	Percentage of Total Target Direct Pay(1)
Name	Base Salary (%)	Target Bonus (%)	Target Equity Awards (%)
Todd Renehan	25.00	25.00	50.00
Kerry Shiba	33.33	25.00	41.67
Alex Murray	30.77	23.08	46.15
Declan Grant	36.36	18.18	45.45
Dan Snow	—	—	—
————————————

(1)
The total target direct pay includes the NEO’s base salary (as adjusted in fiscal 2018, if applicable), target bonus and target regular equity award value for fiscal 2018 (as adjusted in fiscal 2018, if applicable). Percentages do not reflect special retention awards or our Wesco 2020 PSUs, which are not presently expected to be replicated in future years.

Determination of Compensation Awards

The Compensation Committee is provided with the authority to determine and approve the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry and the level of expertise and experience of our NEOs in their positions.

Role of Compensation Consultant

We retained Semler Brossy to provide advice with respect to certain executive compensation matters for fiscal 2018, which included advising on the relevant peer group for PSU awards. Semler Brossy does not provide any other services to our management. The Compensation Committee has assessed Semler Brossy’s independence and concluded that no conflict of interest exists that would prevent Semler Brossy from providing executive compensation advice to the Compensation Committee.

Use of Peer Group Data

The Compensation Committee reviews competitive pay practices in determining compensation for our executives, including our NEOs, and generally seeks to target individual pay levels that are competitive with the market, which the Compensation Committee views as at or near the 50th percentile of our peer group, which we refer to as “market.” The Compensation Committee considers peer group data in determining whether compensation levels in general are reasonably aligned with market levels and whether our compensation practices and policies remain competitive in the markets in which we compete for executive talent and stockholder investment. For fiscal 2018, the peer group consisted of the following companies:

•	Triumph Group, Inc.

•	Aerojet Rocketdyne Holdings, Inc.

•	Moog Inc.

•	Applied Industrial Technologies, Inc.

•	MSC Industrial Direct Co., Inc.

•	AAR Corp.

•	Teledyne Technologies Incorporated

•	Curtiss-Wright Corporation

•	Beacon Roofing Supply, Inc.

•	Esterline Technologies Corporation

•	Astronics Corporation

•	Kaman Corporation

•	Hexcel Corporation

•	DXP Enterprises, Inc.

•	HEICO Corporation

•	Echo Global Logistics, Inc.

•	KLX Inc.

•	Park-Ohio Holdings Corp.

Base Compensation for Fiscal 2018

We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, using the methodologies described above. The Compensation Committee reviews and evaluates base salaries for our NEOs annually, but formulaic base salary increases are not provided to the NEOs. Effective December 21, 2017, Declan Grant received a 2.0% base salary increase that is consistent with the annual merit increases provided to other Company employees. None of our other NEOs received an increase in their base salary during fiscal 2018.

Annual Performance-Based Compensation for Fiscal 2018

We structure our compensation programs to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance. Under the Management Incentive Plan (the (“MIP”), certain key employees, including NEOs, are eligible to receive annual cash incentive awards in the event certain specified corporate financial performance goals are achieved and based on individual performance considerations.
Under the terms of the MIP, the NEOs have target bonus amounts based upon a percentage of their base salaries. The NEOs’ target bonus amounts for fiscal 2018 are set forth in the table below.

Fiscal 2018 Target Bonus
Name	As % of Base Salary
Todd Renehan	100
Kerry Shiba	75
Alex Murray	75
Declan Grant	50
Dan Snow	—(1)
————————————

(1)	On October 6, 2018, Mr. Snow retired from our Company as Executive Vice President and Chief Supply Chain Officer and was not eligible to receive a bonus earned for the year

Our NEOs have the ability to earn more or less than their target bonus amounts for over performance or under performance, as determined with reference to the applicable performance goals. None of our NEOs has a guaranteed minimum annual performance bonus.
Awards paid under the MIP are based upon the level of achievement in relation to two Company-wide performance metrics, Bonus EBITDA (40% of MIP opportunity) and Bonus Cash Flow (40% of MIP opportunity), as well as individual performance (20% of MIP opportunity). For this purpose, “Bonus EBITDA” is defined generally as our earnings before interest, taxes, depreciation expense and amortization expense, management and transaction fees and extraordinary and non-recurring items. “Bonus Cash Flow” is generally defined as our net cash from operating activities less capital expenditures. We use Bonus EBITDA and Bonus Cash Flow as the primary performance metrics to determine the amount of awards paid under our annual bonus plan because the Compensation Committee believes that these metrics most directly correlate to the creation of value for our stockholders in relation to our financial performance over the annual performance period. For fiscal 2018, the calculation of Bonus EBITDA and Bonus Cash Flow excluded Wesco 2020 implementation costs. Individual performance is generally based on personal contributions, as described in more detail below.

For each performance year, the Compensation Committee assigns a target, threshold and maximum value to each performance metric. The maximum award for each metric is 200% of the target amount, which is payable only upon achievement of maximum-level performance for the metric. Award amounts for performance between the threshold and target, and target and maximum levels increase linearly (from 0% to 100% and 100% to 200%, respectively) depending upon the level of achievement for each metric relative to its approved target value. The Compensation Committee makes final determinations of the amounts payable under the MIP, in consultation with our Chief Executive Officer for NEOs other than our Chief Executive Officer, after receipt of the applicable financial information.
The following chart sets forth the threshold, target and maximum values for each performance metric for the fiscal year ended September 30, 2018:

Performance Metric	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)
Bonus EBITDA	135.4	154.7	170.2
Bonus Cash Flow	35.7	47.6	57.1

For the individual performance component, the Compensation Committee, in consultation with our Chief Executive Officer, established individual performance objectives for the NEOs to support our strategic objectives as well as to support the leadership and goals of their respective functional area. The individual performance objectives generally were based on one or more of the following: (i) improving employee engagement; (ii) improving contract renewal rates; (iii) developing and expanding our supply base; (iv) expansion of e-commerce operations; (v) establishing plans for business system and process improvements; (vi) developing improved inventory reporting; (vii) on-time delivery of products and services; and (viii) executing on key business initiatives.
For fiscal year 2018, our Company Bonus EBITDA was $160.6 million, which exceeded the target, resulting in a payout level of 138.3% for this component. For 2018, Bonus Cash Flow was deemed achieved at a level of $38.4 million, which was below target, resulting in a payout level of only 22.7% for this component. In determining the Bonus Cash Flow achievement level, the Compensation Committee determined to include a cash tax benefit of $9.3 million that was secured in fiscal year 2018 but will not be realized by the Company until fiscal years 2019 and 2020. For the individual performance component, the Compensation Committee reviewed the specific individual performance objectives and considered the overall contributions and extraordinary efforts the NEOs made on behalf of our Company during the year. Based on an evaluation of individual performance and a general assessment that the NEOs exceeded overall expectations for the year, the Compensation Committee approved payouts for the 20% individual component at a level of 140% to 170% of target. Based on these three separate components, each of our NEOs received annual cash bonus award payouts at a level of 93% to 98% of their total target bonus amounts.

Long-Term Equity Incentive Awards

Annual Long-Term Incentive Awards
We believe that providing a portion of our NEOs’ total compensation using a mix of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and stockholder interests. For fiscal 2018, to improve retentive aspects of our long-term incentive awards, equity incentives were granted as follows:

Award Type	% of Total Equity Incentives	Description/Vesting Terms
PSUs	25%	Awards vest after three years and are divided into two tranches based on ROIC and TSR
RSUs	50%	Time-based stock awards vest in three annual installments
Stock Options	25%	Options have an exercise price equal to the fair market value of our stock on the grant date and vest in three annual installments

As discussed above under the heading “—Compensation Overview,” a significant portion of our NEOs’ total compensation is weighted toward variable compensation awards. The number of stock options, RSUs and PSUs granted to each of our NEOs in fiscal 2018 and the relative targeted values of those awards are set forth in the following table.

Name	Number of Shares Subject to Stock Options (#)	Target Option Award Value ($)(1)	Number of Restricted Shares (#)	Target Restricted Stock Award Value ($)(1)	Number of PSUs (#)(2)	Target PSU Value ($)(1)	Target Total Award Value ($)	Target Total Award Value as a Multiple of Base Salary (#)
Todd Renehan	85,830	300,000	62,827	600,000	31,414	300,000	1,200,000	2.00
Kerry Shiba	40,233	140,625	29,450	281,250	14,725	140,625	562,500	1.25
Alex Murray	53,643	187,500	39,267	375,000	19,634	187,500	750,000	1.50
Declan Grant	17,434	60,938	12,762	121,875	6,381	60,938	243,751	0.75
————————————

(1)
The targeted value for these awards was determined based on our closing stock price on the grant date of $9.55 per share, and with an estimated value being used for the option awards based on 36.6% of that stock price. The estimated option values used for purposes of this table may not precisely match the amounts shown in the “Option Awards” column of our Summary Compensation Table for Fiscal 2018, which amounts are based on the accounting grant date fair value of the awards.

(2)	For each NEO, 75% of the PSUs awarded are based on the ROIC metric and 25% of the PSUs awarded are based on the TSR metric.
The PSUs were a component of our compensation program for fiscal 2018. Each PSU represents the right to receive one share (or an amount in cash equal to the fair market value of one share) of our common stock upon vesting. The PSUs will be earned and vest based on the Company’s achievement of specific performance goals over a performance period. For fiscal 2018 grants, PSUs may be earned at a level of up to 200% based on (a) ROIC (the “ROIC PSUs”) and (b) TSR as compared to the TSR of our peer group (the “TSR PSUs”). The TSR PSUs are measured over a three-year performance period from October 1, 2017 through September 30, 2020 and the ROIC PSUs are measured over the performance periods described below. The Compensation Committee believes that awards of PSUs will incentivize and closely connect our NEOs to long-term performance objectives.
For fiscal 2018 awards, the ROIC PSUs are further divided into three separate tranches, with each tranche representing a one-year performance period as follows:

•	1/3 of the ROIC PSUs will be earned based on ROIC performance for fiscal year 2018;

•	1/3 of the ROIC PSUs will be earned based on ROIC performance for fiscal year 2019; and

•	1/3 of the ROIC PSUs will be earned based on ROIC performance for fiscal year 2020.

We implemented this annualized approach to the ROIC PSUs for the first time in fiscal 2018. In prior years, the ROIC PSUs were measured based on a single performance period, which comprised the final year of the three-year performance period. We implemented the revised approach in fiscal 2018 to provide better line-of-sight for performance goals to our executives by measuring ROIC performance over shorter successive periods for which we believe we presently can reasonably and reliably forecast financial results. The ROIC goal for the first annual period was set at the beginning of fiscal 2018 and goals for the successive two annual periods will be set at the beginning of the year to which they relate.

For purposes of these awards, ROIC is defined as follows:

ROIC =	ROIC Adjusted Net Income
Book Value of Invested Capital
For this purpose:

•	“ROIC Adjusted Net Income” is defined as Adjusted Net Income, as reported in the Company’s earnings materials for the applicable fiscal year, plus Tax Adjusted Interest Expense.

•
“Tax Adjusted Interest Expense” is defined as “interest and other, net,” as reported in the Company’s earnings materials for the applicable fiscal year, adjusted for the tax effect of that item, which adjustment will be calculated in a manner that is consistent with the “adjustments for tax effect” that are made to Adjusted Net Income.

•
“Invested Capital” is defined as: total assets minus cash and cash equivalents, accounts payable, accrued expenses and other current liabilities, income taxes payable, other liabilities, deferred income taxes, goodwill and intangible assets, net.

•	The “Book Value of Invested Capital” will be calculated as of the last day of the applicable fiscal year.

For the 2018 tranche of ROIC PSUs, the number of PSUs earned will be equal to the target number of PSUs in such tranche multiplied by the ROIC Vesting Percentage, which will be determined as follows:

ROIC	Tranche 1 Vesting Percentage
< 8.8%	0%
>= 8.8% and < 9.8%	50%-100% (1)
9.8%	100%
> 9.8% and < 10.8%	100%-200% (1)
>= 10.8%	200%
___________________
(1)     The ROIC Vesting Percentage will scale linearly relative to the level of ROIC achievement.
For purposes of the TSR PSUs, “TSR” means, as applicable, the Company’s or a member of the Peer Group’s total stockholder return for the performance period calculated based on the change in trading price of the applicable shares over such period (where the trading price for any date is calculated as the average of the closing price of the applicable shares of stock on the applicable securities exchange, where reasonably available, on such date and on the 20 preceding trading days) and assuming the reinvestment of all dividends and distributions paid on shares during such period. The “Peer Group” means the companies in our peer group for fiscal 2018, as listed above under the heading “—Compensation Overview—Use of Peer Group Data.”
The number of TSR PSUs earned will be equal to the target number awarded multiplied by the vesting percentage, which will be determined as follows:

TSR (1)	Vesting Percentage
< 25th Percentile	0%
>= 25th and < 50th Percentile	50%-100% (2)
50th Percentile	100%
> 50th and < 100th Percentile	100%-200% (2)
100th Percentile	200%
___________________
(1)    If the Company’s TSR is negative over the Performance Period, the vesting percentage will not exceed 100%.
(2)     The vesting percentage will scale linearly relative to the level of TSR achievement.
For fiscal 2018, the NEOs’ option, RSU and/or PSU award agreements contain confidentiality and assignment of inventions provisions for our benefit and prohibit executives from soliciting our employees, customers or suppliers to terminate their employment or arrangements, as applicable, with us, and where permitted by law, competing with our business for a period of one year following the termination of the NEO’s employment. If the NEO breaches any of the foregoing covenants, the award will be immediately and automatically cancelled and forfeited for no consideration as of the date of the breach.

PSUs for Performance Period Ending September 30, 2018 Did Not Vest
In Fiscal 2016, Messrs. Renehan, Murray and Snow each received ROIC PSUs and TSR PSUs with performance being measured over a three-year period that ended as of the end of fiscal 2018. These awards were structured in a manner similar to the fiscal 2018 PSU awards, except that for the ROIC PSUs, performance was measured 100% based on the Company’s ROIC for the last year of the three-year performance period. The ROIC threshold, target and maximum performance levels were 16.3%, 17.3% and 18.3%, respectively. For the three-year performance period ended September 30, 2018, our performance fell below the threshold level for both the ROIC PSUs and the TSR PSUs and none of these awards were earned.

Wesco 2020 Awards
In connection with our Wesco 2020 initiative, as discussed above under the heading “Executive Summary—Wesco 2020 Initiative,” we granted PSUs and RSUs to our NEOs under our 2014 Plan.

The PSUs vest based on the “Annualized Run Rate Savings” realized in connection with Wesco 2020 and subject to each NEO’s continued employment with our Company through the end of the performance period. “Annualized Run Rate Savings” means the applicable “Quarterly Run Rate Savings” multiplied by four, and “Quarterly Run Rate Savings” means our actual cost savings realized in connection with initiatives related to Wesco 2020 for the fiscal quarter of determination, as determined by our Compensation Committee.

The Compensation Committee will determine the Quarterly Run Rate Savings for the fourth quarter of our Company’s fiscal year 2019 as soon as practicable after September 30, 2019. If, based on such determination, the Annualized Run Rate Savings does not exceed $15 million, then no portion of the award will vest and the award will terminate and be forfeited for no consideration. If, based on such determination, the Annualized Run Rate Savings exceeds $15 million, then the award will vest and be paid with a number of shares equal to the target number of PSUs subject to the award multiplied by the award percentage as set forth in the following table:

Annualized Run Rate Savings	Award Percentage (i.e., The Percentage of Target Number of PSUs Earned)
≤ $15 million	0%
$20 million	33.33%
$30 million	100%

The award percentage is interpolated linearly between each applicable level set forth in the table above. In addition, the PSUs provide an uncapped outperformance opportunity, such that, for each additional $5 million of Annualized Run Rate Savings in excess of $30 million, the Award Percentage is increased by an additional 33.33%, subject to linear interpolation. The total number of shares to be awarded is subject to final approval by the Compensation Committee, and the Compensation Committee will have discretion to adjust the final award percentage based on our overall performance.
In the event of a change in control during the performance period, the Compensation Committee will determine the Annualized Run Rate Savings based on the Quarterly Run Rate Savings for the last fiscal quarter ended prior to the consummation of such change-in-control transaction, and the award will vest immediately prior to the consummation of such change-in-control transaction at either (i) the award percentage applicable to such Annualized Run Rate Savings amount pursuant to the table above, or (ii) such greater level as the Compensation Committee may determine in its discretion.

The grants of RSUs to our NEOs in connection with Wesco 2020 were intended as a special award designed to retain and reward our executives through the critical first phase of the initiative. In determining whether to grant these special time-vesting awards, our Compensation Committee took into account the low levels at which our annual and long-term incentive awards have been earned in recent years and that these outcomes generally have not been attributable to the performance of our current senior leadership team in their current roles. The Compensation Committee also considered that these recent award payout levels have caused actual pay for our executives to fall below competitive levels among our peer companies and that performance goals for our outstanding PSU awards scheduled to vest after the end of fiscal 2018 and 2019 were set at levels that are unlikely to be attained. The committee therefore believed that these awards were important to demonstrate our commitment to providing competitive pay levels to our executives, consistent with peer group standards and the executives’ individual and collective contributions to our organization. The RSU awards are scheduled to vest on December 31, 2018.

In connection with the Wesco 2020 initiative we granted Messrs. Renehan, Shiba, Murray and Grant the following PSUs and RSUs:

Name	Number of RSUs (#)	Target RSU Value ($)	Number of PSUs (#)	Target PSU Value ($)
Todd Renehan	30,303	300,000	30,303	300,000
Kerry Shiba	22,727	225,000	22,727	225,000
Alex Murray	25,253	250,000	25,253	250,000
Declan Grant	16,742	165,750	16,742	165,750

Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. After two full years of employment with us, plan participants vest in matching contributions made by us. Employees are eligible to participate in the 401(k) Plan the first day of the first calendar month following their date of hire. The 401(k) Plan is a safe harbor plan and is offered on a non-discriminatory basis to all of our employees, including NEOs, who meet the eligibility requirements. The Compensation Committee believes that matching and other contributions provided by us assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention.

Employment and Severance Arrangements - Executive Severance Agreements

The Compensation Committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the Compensation Committee determined that severance arrangements are appropriate to encourage the continued attention and dedication of these members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.
We have entered into severance agreements with each NEO, which provide that, upon our termination of the NEO’s employment without cause or by the NEO for good reason (each a “Qualifying Termination”), the NEO will be entitled to, subject to the NEO signing and not revoking a general release of claims, (i) severance payments equal to one times annual base salary; (ii) a pro-rated bonus for the year of termination (based on actual Company performance for the fiscal year); (iii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 12 months after the termination date.
If a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that the NEO will be entitled to, in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount; (ii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 24 months after the termination date. In addition, if a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that all unvested equity or equity-based awards will fully vest, provided that any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the NEO is entitled under the Company’s benefit plans and arrangements.
The severance agreements contain non-disparagement and assignment of inventions provisions for our benefit and prohibit executives from soliciting our employees for a period of two years following the termination of the NEO’s employment.
The severance agreements have an initial term of three years, subject to automatic extension for successive one-year periods thereafter unless the Company delivers notice of non-renewal to the NEO at least 90 days before the end of the then-current term. If a change in control occurs, the term is automatically extended until the two-year anniversary of the change in control date. In addition, if a Qualifying Termination occurs, the term is automatically extended as necessary to allow each party’s rights and obligations under the severance agreement to be fully satisfied.
“Cause” is defined in each NEO’s severance agreement to mean the NEO’s (i) material failure to comply with a lawful and reasonable directive of the Board or the NEO’s direct supervisor, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on our (or our affiliate’s) premises or while performing his duties or responsibilities to us or (v) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. “Good reason” is defined in each NEO’s severance agreement to mean (a) a material reduction in duties or responsibilities (other than following a change in control where the NEO remains in a substantially equivalent position), (b) a material reduction in base salary or annual target bonus opportunity, (c) a material change in geographic location at which the NEO must perform his duties (excluding a relocation of the NEO’s principal place of employment within a 50-mile radius) or (d) the failure of the Company following an acquisition of all or substantially all of our assets or our business (whether by purchase, merger or otherwise) to obtain an agreement from any successor to assume and agree to perform the severance agreement.

Other Elements of Compensation and Perquisites

Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance. In addition, we provide our NEOs with the personal use of Company automobiles and in certain instances dues related to country club memberships, which our NEOs use for both personal and professional purposes. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives.

Policies and Other Considerations

Stock Ownership Policy

We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. Historically, our NEOs have held significant ownership positions in our Company and we have adopted formal stock ownership requirements to ensure continued meaningful equity ownership by our executives. Under the policy, our Chief Executive Officer and all other executive officers must hold 50% of the net settled shares received from the vesting, delivery or exercise of equity awards granted under the Company’s equity award plans until such time as they meet their applicable stock ownership threshold. The stock ownership threshold for our Chief Executive Officer is five times his annual base salary. The stock ownership threshold for all others covered by the policy is three times their annual base salary. The stock ownership policy also applies to our directors who receive compensation for their service as a director. The stock ownership threshold for such directors is three times their annual retainer, and such directors must also hold 50% of net settled shares until they reach their stock ownership threshold.

Clawback Policy

In November 2018, we adopted the Wesco Aircraft Holdings, Inc. Clawback Policy (the “Clawback Policy”). Our Clawback Policy applies to bonuses and/or equity-based awards granted to individuals who participate in our MIP or equity incentive programs. In the event of a restatement of our financial statements to correct a material error or inaccuracy that the Board, or one of its committees, determines resulted in whole or in part from the fraud or intentional misconduct of a participant, the Board, or an applicable committee thereof, will review all bonuses and equity-based awards paid or vested with respect to a participant on the basis of having met or exceeded performance goal(s) for performance periods beginning after fiscal year 2018. If it is determined that a lesser bonus or award would have been paid or vested with based upon the restated financial results, the Board, or an applicable committee thereof, may seek to recover or cause to be forfeited for the benefit of our Company the amount by which the participant’s bonus or award for the restated period exceeded such lesser bonus or award, plus a reasonable rate of interest. In addition, the Board or its applicable committee may cause the cancellation of the participant’s outstanding bonus or equity-based award opportunities and recovery of any additional amounts relating to prior bonuses or equity-based awards paid or vested with respect to the participant under our MIP or applicable equity incentive programs.

Summary Compensation Table for Fiscal 2018

The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended September 30, 2018, 2017 and 2016.

Name and Principal Position(1)	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Bonus ($)	All Other Compensation ($)		Total ($)

Todd Renehan	2018	600,000	588,000	299,547	1,247,616	—	24,705	(3)	2,759,868
Chief Executive Officer	2017	457,748	—	82,265	1,219,742	175,494	23,132		1,958,381
	2016	357,774	—	145,653	298,953		22,643		825,023

Kerry Shiba	2018	450,000	330,750	140,413	757,699	—	24,428	(4)	1,703,290
Executive Vice President and Chief Financial Officer	2017	17,308	—	—	249,997	—	—		267,305
									—
Alex Murray	2018	500,000	348,750	187,214	915,333	—	34,426	(5)	1,985,723
President and	2017	419,286	—	82,265	1,219,742	133,862	28,469		1,883,624
Chief Operating Officer	2016	356,395	—	145,653	298,953	—	31,494		832,495
									—
Declan Grant	2018	329,750	162,435	60,845	457,942	—	36,624	(6)	1,047,596
Executive Vice President and Chief Commercial Officer

Dan Snow	2018	7,067					507,736	(7)	514,803
Former Executive Vice President and Chief Supply Chain Officer	2017	362,789	—	81,050	198,890	36,750	15,911		695,390
	2016	330,490	—	124,843	256,248	—	39,313		750,894
————————————

(1)	The above reflects our NEOs’ principal positions as of September 30, 2018. On October 6, 2017, Mr. Snow retired as the Company’s Executive Vice President and Chief Supply Chain Officer.

(2)
Amounts reported for 2018 represent the fair value of stock options and PSU awards considered to be granted in 2018, as determined in accordance with the requirement of FASB Topic 718, excluding the effect of estimated forfeitures. For 2018, the amounts shown include the TSR PSU awards and only one-third of the ROIC PSU awards approved by the Compensation Committee in 2018, representing, with respect to the ROIC PSUs, the portion related to 2018 performance and with respect to which the performance goals were established in 2018. The amount does not include the portion of the 2018 ROIC PSU grant that is scheduled to vest based on 2019 and 2020 performance goals that had not been established as of September 30, 2018. For the PSU awards considered to be granted in 2018 that are eligible to vest based on the attainment of performance conditions, the amount shown is based on the probable outcome (which reflects 100% vesting of the awards at the target level). If such awards are assumed to be earned at the maximum levels, the amounts that would be reflected in the table above would be: Mr. Renehan: $1,332,728; Mr. Shiba: $784,939; Mr. Murray: $951,652; and Mr. Grant: $469,745. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.” We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our NEOs in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2018.

(3)
Includes $15,605 for use of a Company automobile and $9,100 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(4)
Includes $14,721 for an automobile allowance, $6,572 for 401(k) matching contribution and $3,135 for reimbursement of certain relocation expenses. The cost for the automobile allowance includes reimbursement of fuel costs.

(5)
Includes $25,326 for use of a Company automobile and $9,100 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(6)
Includes $20,285 for use of a Company automobile, $9,964 for 401(k) matching contribution and $6,375 for the payout of accrued but unused vacation time. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(7)
The amount shown includes $367,500 in severance payments, $15,066 in COBRA premium payments and reimbursements, $12,000 for an automobile allowance, $614 for fuel reimbursements and $72,216 for reimbursement of certain relocation expenses that were each paid to Mr. Snow during fiscal 2018 pursuant to the Separation Agreement he entered into with the Company on September 15, 2017. Mr. Snow also received $40,340 upon retirement for accrued but unused vacation time.

Grants of Plan-Based Awards for Fiscal 2018

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payout Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Share of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Todd Renehan		600,000	1,200,000
	10/02/17	—	—	15,707	31,414		62,828	(4)	—		—	—	104,922
	10/02/17	—	—	—	—		—		62,827	(5)	—	—	600,000
	10/02/17	—	—	—	—		—		—		85,830	9.55	299,547
	05/01/18	—	—	10,091	30,303	(6)	—		—		—	—	284,848
	05/01/18	—	—	—	—		—		30,303	(7)	—	—	284,848

Kerry Shiba		337,500	675,000
	10/02/17	—	—	7,363	14,725		29,450	(4)	—		—	—	49,184
	10/02/17	—	—	—	—		—		29,450	(5)	—	—	281,248
	10/02/17	—	—	—	—		—		—		40,233	9.55	140,413
	05/01/18	—	—	7,568	22,727	(6)	—		—		—	—	213,634
	05/01/18	—	—	—	—		—		22,727	(7)	—	—	213,634

Alex Murray		375,000	750,000
	10/02/17	—	—	9,817	19,634		39,268	(4)	—		—	—	65,577
	10/02/17	—	—	—	—		—		39,267	(5)	—	—	375,000
	10/02/17	—	—	—	—		—		—		53,643	9.55	187,214
	05/01/18	—	—	8,409	25,253	(6)	—		—		—	—	237,378
	05/01/18	—	—	—	—		—		25,253	(7)	—		237,378

Declan Grant		165,750	331,500										—
	10/02/17	—	—	3,191	6,381		12,762	(4)	—		—	—	21,315
	10/02/17	—	—	—	—		—		12,762	(5)	—	—	121,877
	10/02/17	—	—	—	—		—		—		17,434	9.55	60,845
	05/01/18	—	—	11,150	16,742	(6)	—		—		—	—	157,375
	05/01/18	—	—	—	—		—		16,742	(7)	—	—	157,375
————————————

(1)
Amounts shown reflect the possible performance bonus payment amounts to our NEOs for fiscal 2018. The amounts actually paid to each NEO for fiscal 2018 are set forth under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2018 above.

(2)	Amounts shown represent PSUs granted to each of our NEOs. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(3)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the PSUs granted to each of our NEOs, the amount shown is based on the probable outcome with respect to performance.

(4)     Represents the annual PSU awards granted under the 2014 Plan for fiscal 2018.

(5)    Represents the annual RSU awards granted under the 2014 Plan for fiscal 2018.

(6)     Represents the Wesco 2020 PSU awards granted in connection with the Wesco 2020 initiative.

(7)     Represents the Wesco 2020 RSU awards granted in connection with the Wesco 2020 initiative.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding the stock options, restricted stock and PSUs held by our NEOs as of September 30, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options—Exercisable (#)	Number of Securities Underlying Unexercised Options—Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Todd Renehan	—	—		—	—	30,303	(2)	340,909	—		—
	—	—		—	—	—		—	30,303	(3)	340,909
	—	—		—	—	15,882	(4)	178,673	—		—
	—	—		—	—	41,885	(5)	471,206	—		—
	—	—		—	—	—		—	15,707	(6)	176,704
	—	—		—	—	—		—	105,820	(7)	1,190,475
	—	—		—	—	3,765	(4)	42,356	—		—
	—	—		—	—	—		—	5,481	(8)	61,661
	—	—		—	—	—		—	5,986	(9)	67,337
	28,610	57,220	(10)	9.55	10/2/2027	—		—	—		—
	22,838	11,418	(11)	13.5	10/2/2026	—		—	—		—
	33,254	—		12.06	10/1/2025	—		—	—		—
	39,300	—		16.76	10/1/2024	—		—	—		—

Kerry Shiba	—	—		—	—	22,727	(2)	255,679	—		—
	—	—		—	—	—		—	22,727	(3)	255,679
	—	—		—	—	19,634	(12)	220,883	—		—
	—	—		—	—	—		—	7,363	(6)	82,828
	—	—		—	—	—		—	27,624	(13)	310,770
	13,411	26,822	(10)	9.55	10/2/2027	—		—	—		—

Alex Murray	—	—		—	—	25,253	(2)	284,096			—
	—	—		—	—	—		—	25,253	(3)	284,096
	—	—		—	—	11,912	(4)	134,010	—		—
	—	—		—	—	26,178	(14)	294,503	—		—
	—	—		—	—	—		—	9,817	(6)	110,441
	—	—		—	—	—		—	105,820	(7)	1,190,475
	—	—		—	—	3,765	(4)	42,356	—		—
	—	—		—	—	—		—	5,481	(8)	61,661
	—	—		—	—	—		—	5,986	(9)	67,337
	17,881	35,762	(10)	9.55	10/2/2027	—		—	—		—
	22,838	11,418	(11)	13.50	10/3/2026	—		—	—		—
	33,254	—		12.06	10/1/2025	—		—	—		—
	39,300	—		16.76	10/1/2024	—		—	—		—
	27,500	—		20.87	10/1/2023	—		—	—		—
	45,900	—		13.49	10/24/2022	—		—	—		—
	15,300	—		15.00	7/27/2021	—		—	—		—

Declan Grant	—	—		—	—	16,742	(2)	188,348	—		—
	—	—		—	—	—		—	16,742	(3)	188,348
	—	—		—	—	5,882	(4)	66,173	—		—
	—	—		—	—	8,508	(15)	95,715	—		—
	—	—		—	—	—		—	3,191	(6)	35,893
	—	—		—	—	17,396	(16)	195,705	—		—
	—	—		—	—	—		—	1,797	(8)	20,216
	—	—		—	—	—		—	1,944	(9)	21,864
	5,811	11,623	(17)	9.55	10/2/2027
	7,487	3,743	(11)	13.5	10/3/2026	—		—	—		—
	10,797	—		12.06	10/1/2025	—		—	—		—
	16,800	—		16.76	10/1/2024	—		—	—		—

Dan Snow (18)	11,140	—		13.5	10/06/18	—		—	—		—
	19,002	—		12.06	10/06/18	—		—	—		—
————————————

(1)
Market value has been calculated by multiplying the number of shares of stock or units by $11.25, the closing market price of our common stock on September 28, 2018, the last trading day of fiscal 2018.

(2)	The shares will vest on December 31, 2018, subject to the NEO’s continued service with us.

(3)
The PSUs will be earned and vest based on the Company’s achievement of Annualized Run Rate Savings associated with Wesco 2020 based on the fourth quarter of our Company’s fiscal year 2019. Amounts shown reflect the target award amount. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Wesco 2020 Awards.”

(4)    The shares will vest on September 30, 2019, subject to the NEO’s continued service with us.

(5)    The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 20,943 shares will vest on September 30, 2019 and 20,942 shares will vest on September 30, 2020.

(6)    The PSUs will be earned and vest based on the Company’s achievement of (a) ROIC and (b) TSR amounts for performance periods that end September 30, 2020. Amounts shown reflect the threshold award amount. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(7)	The shares will vest on April 26, 2020, subject to the NEO’s continued service with us and our achievement of a ROIC of at least 8% for the 12-month period from April 1, 2019 to March 31, 2020.

(8)
The PSUs will be earned and vest based on the Company’s achievement of (a) ROIC and (b) TSR amounts for performance periods that end September 30, 2019. Amounts shown reflect the threshold award amount. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(9)
The PSUs were scheduled to be earned and vest based on the Company’s achievement of (a) ROIC and (b) TSR amounts for performance periods that end September 30, 2018. Amounts shown reflect the threshold award amount. However, for this performance period, performance fell below the threshold performance levels and the awards were not earned and were forfeited. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.”

(10)	These options will become exercisable in two equal installments on September 30, 2019 and September 30, 2020, subject to the NEO’s continued service with us on each applicable vesting date.
(11)    These options will become exercisable on September 30, 2019, subject to the NEO’s continued service with us.

(12)    The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 9,817 shares will vest on September 30, 2019 and 9,817 shares will vest on September 30, 2020.

(13)    The shares will vest on September 18, 2020, subject to the NEO’s continued service with us and our achievement of a
ROIC of at least 8% for the 12-month period from July 1, 2019 to June 30, 2020.

(14)    The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 13,089 shares will vest on September 30, 2019 and 13,089 shares will vest on September 30, 2020.

(15)    The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 4,254 shares will vest on September 30, 2019 and 4,254 shares will vest on September 30, 2020.

(16)    The shares will vest as follows, subject to the NEO’s continued service with us on each applicable vesting date: 9,896 shares will vest on September 30, 2019 and 7,500 shares will vest on September 30, 2020.

(17)    These options will become exercisable in two installments, with 5,811 options vesting on September 30, 2019 and
5,812 options vesting on 2020, subject to the NEO’s continued service with us on each applicable vesting date.

(18)    These options will terminate on the one-year anniversary of the NEO’s retirement date.

Options Exercised and Stock Vested in Fiscal 2018

The following table provides information regarding the exercise of options and vesting of our common stock held by our NEOs during the fiscal year ended September 30, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Todd Renehan	—	—	28,818	275,212
Kerry Shiba	—	—	9,816	93,743
Alex Murray	—	—	20,965	200,216
Declan Grant	—	—	16,741	159,877
Dan Snow	—	—	7,153	69,384
————————————

(1)
Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of per-share closing price of our common stock on the date of exercise over the exercise price of the option.

(3)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.
Nonqualified Deferred Compensation and Pension Benefits

As of the end of fiscal 2018, none of our NEOs participated in any nonqualified deferred compensation or defined benefit pension plans or had any deferred compensation or pension amounts outstanding.

Potential Payments upon Termination or Change in Control

Each of Messrs. Renehan, Shiba, Murray and Grant has an agreement that provides for severance benefits upon a termination of employment. See “—Employment and Severance Arrangements - Executive Severance Agreements” above for a description of the severance agreements. In addition, in the event of a change in control, the PSUs granted to each NEO in connection with our Wesco 2020 initiative will vest at the level of performance attained prior to such change in control as described above under the heading “—Long-Term Equity Incentive Awards—Wesco 2020 Awards.” The table below summarizes the severance payments and benefits that would be made to each of these NEOs upon the occurrence of a Qualifying Termination of employment or Qualifying Termination within two years after a change in control, assuming that his termination of employment occurred on September 30, 2018. Because Mr. Snow terminated employment prior to the end of fiscal 2018, he is not included in the table below.

Name	Payment Type	Qualifying Termination (no Change-in-Control) ($)(1)		Change-in-Control (no Qualifying Termination) ($)	Qualifying Termination Within Two Years After Change-in-Control ($)
Todd Renehan	Cash severance	1,188,000	(2)	—	2,400,000	(3)
	Use of Company car (4)	7,803		—	7,803
	Benefit continuation (5)	20,148		—	40,296
	Restricted stock and option vesting (6)(7)	—		—	1,130,418
	Performance stock units (8)	—		—	265,050
	Total	1,215,951		—	3,843,567

Kerry Shiba	Cash severance	780,750	(2)	—	1,575,000	(3)
	Use of Company car (4)	7,361		—	7,361
	Benefit continuation (5)	16,228		—	32,457
	Restricted stock and option vesting (6)(7)	—		—	522,158
	Performance stock units (8)	—		—	124,245
	Total	804,339		—	2,261,221

Alex Murray	Cash severance	848,750	(2)	—	1,750,000	(3)
	Use of Company car (4)	12,663		—	12,663
	Benefit continuation (5)	22,882		—	45,765
	Restricted stock and option vesting (6)(7)	—		—	815,760
	Performance stock units (8)	—		—	165,656
	Total	884,295		—	2,789,844

Declan Grant	Cash severance	493,935	(2)	—	994,500	(3)
	Use of Company car (4)	10,143		—	10,143
	Benefit continuation (5)	14,473		—	28,947
	Restricted stock and option vesting (6)(7)	—		—	565,699
	Performance stock units (8)	—		—	53,843
	Total	518,551		—	1,653,132
————————————

(1)	“Qualifying Termination” is defined in the NEO’s severance agreements to mean a termination of the NEO’s employment without cause or by the NEO for good reason.

(2)	Amount represents (i) one times annual base salary and (ii) a cash equivalent bonus for the 2018 fiscal year.

(3)	Amount represents two times the sum of annual base salary plus target annual bonus amount.

(4)
Consists of continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses. The value of continued use was calculated by taking one-half of the applicable NEO’s fiscal 2018 car allowance.

(5)	Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

(6)
Amounts represent the aggregate value of the NEO’s unvested restricted stock and stock options that would have vested on the applicable event. The value of the accelerated restricted stock was calculated by multiplying (x) the number of shares subject to the acceleration by (y) by the fair market value of a share of our common stock on September 28, 2018 ($11.25). The value of the accelerated stock option was calculated by multiplying (x) the number of shares subject to acceleration by (y) the excess, if any, of the fair market value of a share of our common stock on September 28, 2018 ($11.25) over the per share exercise price of the accelerated option.

(7)
Vesting of performance-based restricted stock awards is subject to attainment of applicable performance goals at the end of the performance period. Amount shown assumes that performance goals are ultimately attained.

(8)
Amounts realized in respect of PSU awards will be determined by the Board or the Compensation Committee based on our achievement of performance conditions at the time of the change in control. Amount shown is the target value of the PSUs based on our closing stock price on September 28, 2018 of $11.25 per share; however, the actual amount received by the NEOs in respect of their PSU awards may be more or less depending on our actual performance as measured at the time of the change in control. For additional information about the PSUs, please see “—Long-Term Equity Incentive Awards—Annual Long-Term Incentive Awards.” For Wesco 2020 PSUs, amounts payable in connection with a change in control will be determined based on the annualized run rate savings for the most recently completed quarter ended prior to the date of the change in control. As of September 30, 3018, the amount payable in respect of these awards would be zero.

Compensation Risk

We have analyzed the potential risks arising from our compensation policies and practices, and have determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Director Compensation for Fiscal 2018

Directors who are our employees or employees of Carlyle (Messrs. Renehan, Palmer and Baird) receive no additional compensation for serving on our Board or its committees.
For their services as a member of our Board in fiscal 2018, each of our “non-employee” directors received a retainer of $150,000 ($200,000 for Mr. Snyder who serves as Chairman of the Board) and an additional payment for serving on one or more of our committees. For fiscal 2018, the Compensation Committee determined to pay the annual retainer either 50% in cash and 50% in shares of our restricted common stock or 100% in shares of our restricted common stock, at the election of the applicable director. The shares were granted during the first quarter of fiscal 2018 and vested quarterly over the remainder of the year. The cash payments were also paid quarterly. The number of shares for the fiscal 2018 retainer was determined based on the fair market value of the shares on grant date.
In fiscal 2018, we provided the following compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Randy Snyder	—	200,000	200,000
Thomas M. Bancroft (1)	81,000	81,000	162,000
Paul E. Fulchino (2)	—	158,000	158,000
Jay L. Haberland (3)	83,000	83,000	166,000
Scott E. Kuechle (4)	—	170,000	170,000
Robert D. Paulson (5)	82,500	82,500	165,000
Jennifer M. Pollino (6)	79,000	79,000	158,000
Norton A. Schwartz (7)	78,000	78,000	156,000
————————————

(1)	Mr. Bancroft received additional payments of $6,000 for serving as a member of our Nominating and Corporate Governance Committee and $6,000 for serving as a member of our Finance Committee.

(2)	Mr. Fulchino received an additional payment of $8,000 for serving as a member of our Compensation Committee.

(3)	Mr. Haberland received additional payments of $10,000 for serving as a member of our Audit Committee and $6,000 for serving as a member of our Finance Committee.

(4)	Mr. Kuechle received additional payments of $10,000 for serving as a member of our Audit Committee and $10,000 for serving as the chair of our Finance Committee.

(5)	Mr. Paulson received an additional payment of $15,000 for serving as the chair of our Audit Committee.

(6)	Ms. Pollino received an additional payment of $8,000 for serving as a member of our Compensation Committee.

(7)	Mr. Schwartz received an additional payment of $6,000 for serving as a member of our Nominating and Corporate Governance Committee.

Equity Compensation Plan Information

Please see “Proposal 3—Approval of an Amendment to the Company’s 2014 Incentive Award Plan—Equity Compensation Plan Information” for a table presenting information concerning the securities authorized for issuance pursuant to our equity compensation plans as of September 30, 2018.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Renehan, our Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our NEOs receive and the pay our non-managerial employees receive.

Mr. Renehan had fiscal 2018 annual total compensation of $2,759,868 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2018 was $37,161, as determined in the same manner as the total compensation for Mr. Renehan. Based on this information, for 2018, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was 74 to 1.

To identify the median employee from our employee population, we determined the annual total compensation of each of our employees as of September 1, 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all Company employees, including international employees and those working less than 40 hours per week, and included total annual cash compensation for purposes of determining the median employee, noting that employees near the median do not receive stock compensation or other perquisites as part of their compensation package.

EXECUTIVE OFFICERS

The following sets forth, as of December 14, 2018, the ages, positions and selected biographical information for our executive officers who are not directors:

Kerry A. Shiba

Mr. Shiba, age 64, has served as the Company’s Executive Vice President and Chief Financial Officer since 2017. Prior to joining the Company, Mr. Shiba served as Executive Vice President, Chief Financial Officer and Secretary of Superior Industries International, Inc. (“Superior”), a publicly-traded global manufacturer of aluminum wheels for the automotive industry, from 2010 to 2017. Before joining Superior, Mr. Shiba served as Senior Vice President, Chief Financial and Restructuring Officer and President of the Original Equipment Business Unit at Remy International, Inc., a leading manufacturer of rotating electrical components for the automotive industry, from 2006 to 2008. Prior to that, he served in roles of increasing responsibility within the finance and accounting organization at Kaiser Aluminum Corporation (“Kaiser Aluminum”), a leading producer of fabricated aluminum products for aerospace, general engineering, automotive and custom industrial applications, from 1998 to 2006. Mr. Shiba’s tenure at Kaiser Aluminum included service as Vice President and Controller, Fabricated Products Group from 1998 to 2002; Vice President and Treasurer from 2002 to 2004; and Vice President and Chief Financial Officer from 2004 to 2006. Prior to joining Kaiser Aluminum, he served in various roles within the finance and accounting organization at Goodrich from 1981 to 1998, concluding his career at Goodrich as the Vice President and Controller of Specialty Chemicals. Mr. Shiba began his career at Ernst & Young, L.L.P., where he served on the audit staff, and later as a consultant, from 1978 to 1981.
Alex Murray

Mr. Murray, age 49, joined the Company in 2000 and has served as President and Chief Operating Officer since 2017. Prior to that, he served as Executive Vice President and Chief Operations Officer (previously, Vice President of Global Operations) from 2010 to 2017, EU Managing Director from 2005 to 2010, Director of Contract Business from 2003 to 2005 and Logistic Manager from 2000 to 2003. Before joining Wesco, Mr. Murray was employed by BAE Systems in various roles within the logistics, procurement, supply chain and quality organizations.

Declan O. Grant

Mr. Grant, age 44, has served as our Executive Vice President and Chief Commercial Officer since April 2018. Prior to that, he served as our Executive Vice President, Global Strategic Sales from April 2017 through April 2018; Vice President, Global Strategic Sales from October 2015 through April 2017; and Vice President of Sales, Americas from October 2014 through October 2015. At the time Wesco acquired Haas in 2014, Mr. Grant had served as Haas’ Senior Vice President, Sales and Marketing since October 2012, and he continued to serve in a similar role at Wesco until October 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

On September 29, 2006, the Company entered into a management agreement with TC Group, L.L.C. (“TC Group”), an affiliate of Carlyle, to provide certain financial, strategic advisory and consultancy services to the Company, and on July 27, 2011, upon the effectiveness of our registration statement on Form S-1 (the “Registration Statement”), that agreement was amended and restated (as amended, the “Management Agreement”) in order to substitute TC Group with Carlyle Investment Management, L.L.C. (“CIM”). Under the Management Agreement, we are obligated to pay CIM (or, prior to July 27, 2011, TC Group) an annual management fee of $1.0 million (paid quarterly) and to pay or reimburse CIM (or, prior to July 27, 2011, TC Group) for certain out-of-pocket expenses. The management fee was waived by CIM for fiscal 2018 and we paid expenses of approximately $0.1 million during fiscal 2018 related to the Management Agreement. The Management Agreement will terminate at such time as CIM or one or more of its affiliates no longer collectively control, in the aggregate, at least 15% of the Company’s common stock, or such earlier date as the Company and CIM may mutually agree.

Amended and Restated Stockholders Agreement

In connection with the acquisition of the Company by Carlyle, on September 29, 2006, we entered into a stockholders agreement with Falcon Aerospace Holdings, LLC, Randy Snyder, Susan Snyder, certain trusts holding shares of our common stock and members of management holding restricted shares of our common stock or options to purchase common stock. The stockholders agreement was amended on November 30, 2007 and further amended on April 17, 2008. Upon effectiveness of the Registration Statement on July 27, 2011, the stockholders agreement was amended and restated (the “Amended and Restated Stockholders Agreement”).

Pursuant to the Amended and Restated Stockholders Agreement, the Carlyle Stockholders currently have the right to nominate three of the members of the Board, the Wesco Stockholders have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining directors, subject to the terms of the Cooperation Agreement. The number of Board members that the Carlyle Stockholders are entitled to nominate will be reduced to two directors if the Carlyle Stockholders hold less than 15% of our common stock and one director if the Carlyle Stockholders hold less than 10% of our common stock. The Carlyle Stockholders’ rights under the nomination provisions of the Amended and Restated Stockholders Agreement will terminate at such time as they hold less than 5% of our common stock. The Wesco Stockholders’ rights under the nominations provisions of the Amended and Restated Stockholders Agreement will also terminate at such time as they hold less than 5% of our common stock. In addition, for so long as Randy Snyder remains involved with our business, Mr. Snyder must be the Wesco Stockholders’ nominee. However, at such time as Mr. Snyder is no longer involved with our business, the Wesco Stockholders may nominate another director, provided that such nominee is deemed qualified to serve on the Board of a public company.

The Amended and Restated Stockholders Agreement contains restrictions on the transfer of our equity securities by the stockholders, as well as drag-along rights. In the event that we register any of our common stock following our initial public offering, these stockholders have the right to require us to use our best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters, and have the right to cause us to effect registrations of shares on their behalf. The Amended and Restated Stockholders Agreement also requires us to indemnify the stockholders in connection with any such registration of our securities.

The Amended and Restated Stockholders Agreement terminates upon (i) a sale or change in control of the Company, (ii) such date as neither the Carlyle Stockholders nor the Wesco Stockholders in the aggregate hold 5% or more of the then-outstanding shares of our common stock or (iii) the approval of the Company and its stockholders who are parties to the Amended and Restated Stockholders Agreement.

Operating Leases

We lease several office and warehouse facilities under operating lease agreements (the “Operating Lease Agreements”) from entities affiliated with or controlled by Randy J. Snyder, who currently serves as our Chairman of the Board and is also a minority stockholder of the Company. Rent expense on these facilities was approximately $1.9 million for the fiscal year ended September 30, 2018. The Operating Lease Agreements expire by their terms between June 30, 2019 and December 31, 2020.

Employee Arrangements

Todd Snyder, the son of Randy J. Snyder, is employed by the Company as General Manager, Americas. During the fiscal year ended September 30, 2018, Todd Snyder’s total compensation (consisting of his annual base salary, bonus payments, stock-based compensation and other benefits) was approximately $315,000. Justin Snyder, who is also the son of Randy J. Snyder and an employee of the Company, serves as Manager of Strategic Supply Chain. During the fiscal year ended September 30, 2018, Justin Snyder's total compensation (consisting of his annual base salary, annual bonus and other benefits) was approximately $140,000. Compensation for both Todd Snyder and Justin Snyder was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Related Person Transaction Policy

We have adopted a written policy relating to the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” include our executive officers, directors and director nominees or their immediate family members, or stockholders owning 5% or more of our outstanding common stock.

Our related person transactions policy requires:

•
that any transaction in which a related person has a material direct or indirect interest and that exceeds $120,000 (a “related person transaction”), and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our Audit Committee or by the disinterested members of the Audit Committee, as applicable; and

•
that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the Compensation Committee or recommended by the Compensation Committee to our Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the Audit Committee or the disinterested members of the Audit Committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction complies with the terms of the agreements governing our material outstanding indebtedness;

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•
management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

In addition, the related person transaction policy provides that the Audit Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the applicable listing exchange and the Internal Revenue Code.

All related person transactions described in this section, with the exception of Todd Snyder’s and Justin Snyder’s respective employment arrangements, occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above. Todd Snyder’s and Justin Snyder’s employment arrangements were both ratified by Audit Committee in accordance with these approval and review procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding common shares failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during fiscal 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 30, 2018, there were a total of 99,626,255 shares of our common stock issued and outstanding. As of November 30, 2018, certain affiliates of Carlyle owned approximately 23.4% of our common stock.

The following table sets forth, as of November 30, 2018, certain information with respect to the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each director, director nominee and NEO; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
Falcon Aerospace Holdings, LLC (1)	23,330,184	23.4%
Makaira Partners LLC (2)	10,817,428	10.9%
Michael S. Neri (3)	10,519,173	10.6%
BlackRock, Inc. (4)	7,665,112	7.7%
Frontier Capital Management Co., LLC (5)	5,312,316	5.3%
Cove Street Capital, LLC (6)	5,211,427	5.2%

Directors and Named Executive Officers:
Randy J. Snyder (7)	699,821	*
Todd S. Renehan (8)	309,122	*
Kerry A. Shiba (9)	92,193	*
Alex Murray (10)	414,368	*
Declan Grant (11)	165,458	*
Dayne A. Baird	—	—
Thomas M. Bancroft (12)	10,932,020	11.0%
Paul E. Fulchino (13)	152,213	*
Jay L. Haberland	43,387	*
Scott E. Kuechle	72,698	*
Adam J. Palmer	—	—
Robert D. Paulson	98,784	*
Jennifer M. Pollino	30,240	*
Norton A. Schwartz	36,976	*
All executive officers and directors as a group (14 persons)	13,047,280	12.9%
————————————

*	Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC is the record holder of 23,330,184 shares of common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the managing member of TC Group IV Managing GP, L.L.C., which is the managing member of Falcon Aerospace Holdings, LLC. Accordingly, each of these entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Falcon Aerospace Holdings, LLC. The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(2)	The address of the principal business office of the reporting person is 7776 Ivanhoe Avenue, #250, La Jolla, California 92037.

(3)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the

Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. The trusts described in (i) through (viii) above are collectively referred to herein as the Snyder Trusts. Mr. Neri, in his capacity as Managing Director of U.S. Trust Company of Delaware, is the trustee for each of the Snyder Trusts, and in that role has voting power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Mr. Neri’s address is U.S. Trust Company of Delaware, 1100 N. King Street, Wilmington, DE 19884.

(4)
Based solely on information contained in a Schedule 13G (the “BlackRock Schedule 13G”) filed with the SEC on February 1, 2018 by BlackRock, Inc. (“BlackRock”). The address of BlackRock is 55 East 52nd Street, New York, NY 10055. The BlackRock Schedule 13G reported beneficial ownership as follows: sole voting power over 7,545,780 shares and sole dispositive power over 7,665,112 shares.

(5)
Based solely on information contained in a Schedule 13G (the “Frontier Schedule 13G”) filed with the SEC on February 7, 2018 by Frontier Capital Management Co., LLC (“Frontier Capital Management”). The address of Frontier Capital Management is 99 Summer Street, Boston, MA 02110. The Frontier Schedule 13G reported beneficial ownership as follows: sole voting power over 2,064,329 shares and sole dispositive power over 5,312,316 shares.

(6)
Based solely on information contained in a Schedule 13G (the “Cove Schedule 13G”) filed with the SEC on February 13, 2018 by Cove Street Capital, LLC (“Cove Street Capital”) and Jeffrey Bronchick. The address of Cove Street Capital is 2101 East El Segundo Boulevard, Suite 302, El Segundo, CA 90245. The Cove Schedule 13G reported beneficial ownership as follows: shared voting power over 4,637,491 shares and shared dispositive power over 5,211,427 shares.

(7)	Consists of 147,321 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 552,500 shares pursuant to options.

(8)
Consists of 43,717 shares of our common stock beneficially owned by Mr. Renehan, the right to acquire up to 124,002 shares pursuant to options, 30,303 restricted stock units that are scheduled to vest on December 31, 2018, 15,822 restricted stock units that are scheduled to vest on September 30, 2018, 41,885 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 53,333 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(9)
Consists of 6,421 shares of our common stock beneficially owned by Mr. Shiba, the right to acquire up to 13,411 shares pursuant to options, 22,727 restricted stock units that are scheduled to vest on December 31, 2018, 19,634 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 30,000 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(10)
Consists of 115,719 shares of our common stock beneficially owned by Mr. Murray, the right to acquire up to 201,973 shares pursuant to options, 25,253 restricted stock units that are scheduled to vest on December 31, 2018, 11,912 restricted stock units that are scheduled to vest on September 30, 2018, 26,178 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 33,333 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(11)
Consists of 75,014 shares of our common stock beneficially owned by Mr. Grant, the right to acquire up to 40,895 shares pursuant to options, 16,742 restricted stock units that are scheduled to vest on December 31, 2018, 5,882 restricted stock units that are scheduled to vest on September 30, 2018, 8,508 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 18,417 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(12)
Consists of 29,859 shares of our common stock beneficially owned by Mr. Bancroft, 49,200 shares held in an IRA and 35,533 shares held by Mr. Bancroft’s family members. Also includes 10,817,428 shares held by Makaira Partners. Mr. Bancroft serves as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners and is deemed to be a beneficial owner of such shares.

(13)	Consists of 91,094 shares of our common stock beneficially owned by Mr. Fulchino and 61,119 shares of our common stock held by a family trust.

PROPOSAL 2
APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Please read the “Compensation Discussion and Analysis” beginning on page 19 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Wesco Aircraft Holdings, Inc. (the “Company”) approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2018 and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs.

Vote Required; Recommendation

The approval by a non-binding advisory vote of our executive compensation requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes have no effect on the outcome of the vote.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2014 INCENTIVE AWARD PLAN

Summary of the Proposal to Increase the Shares Available for Issuance
The following information relates to the recommendation of the Board that the shareholders of the Company approve the Plan Amendment to increase the number of shares authorized for issuance under the 2014 Plan by 5,000,000, bringing the total number of shares authorized for issuance under the 2014 Plan after September 30, 2014 from 7,000,819 to 12,000,819. The Company is seeking shareholder approval so that it may continue granting awards under the 2014 Plan in order to provide additional incentives to selected employees, directors and consultants, to strengthen commitment, motivate the diligent performance of responsibilities and attract and retain competent and dedicated persons whose efforts should result in our long-term growth and profitability.
The Board believes that it is in the Company’s best interest that the 2014 Plan be amended to increase the number of authorized shares available for issuance under the 2014 Plan in order to continue to provide equity incentive opportunities over the coming years. The key factors considered by the Board in determining the number of additional shares to reserve under the 2014 Plan and the material terms of the 2014 Plan are described in this proposal below. If our shareholders do not approve this proposal, the 2014 Plan will remain in effect under its current terms (i.e., without the increased number of shares available for grant).
The 2014 Plan was originally adopted by the Board of Directors on November 12, 2014 as an amendment and restatement of the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan, and is the only shareholder approved equity compensation plan that we currently maintain. The 2014 Plan was approved by our shareholders on January 27, 2015. The Board believes that the effective use of performance-based cash incentive awards and stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. The Board believes that grants of equity awards will help to create long-term participation in the Company and, thereby, assist us in attracting, retaining, motivating and rewarding employees, directors and consultants. The use of long-term equity grants allows the Board to align the incentives of the Company’s employees, directors and consultants with the interests of its shareholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes. Accordingly, the Board believes that approval of the Plan Amendment is in the best interests of the Company and the Board recommends that shareholders vote for approval of the Plan Amendment.
Key 2014 Plan Terms
The Plan Amendment does not make any changes to the 2014 Plan, other than to increase the number of shares available for issuance thereunder. We believe that the 2014 Plan contains many provisions that are consistent with good practices in equity compensation and which we believe protect our shareholders’ interests. These provisions include:

•
Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a meaningful number of our executive and non-executive level employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

•
No “Evergreen” Provision. The 2014 Plan does not contain an “evergreen” provision to increase the number of shares available for grants each year. Any increase to the maximum number of shares available requires shareholder approval.

•
Limitations on Share Recycling. Shares tendered by participants to satisfy the exercise price or tax withholding obligation of an option are not “added back” to the shares available for issuance under the 2014 Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options, are also not added back to the shares available for issuance under the 2014 Plan.

•
Director Award Limit. A grant-date fair value limit of $500,000 per year applies to awards to non-employee directors. Additional annual award limits also apply for other participants. For additional information, see the discussion below under “—Description of the 2014 Plan—Award Limits.”

•
No Repricing of Awards. The 2014 Plan affirmatively provides that awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No Discount Stock Options or Stock Appreciation Rights. The 2014 Plan requires that all stock options and stock appreciation rights have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	No Dividend Payments on Performance-Based Awards. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met.

•	No Single Trigger Vesting. No provision contained within the 2014 Plan provides for single-trigger accelerated vesting upon a change in control.

•	No Tax Gross-Ups. The 2014 Plan does not provide for any tax gross-ups.

Background for the Determination of Additional Shares

The table below presents information regarding the shares that were subject to various outstanding equity awards under the 2014 Plan and the other prior equity incentive plans of the Company (collectively, the “Prior Plans”) at November 30, 2018:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregated Intrinsic Value (1)
Options Outstanding	2,628,592	$13.82	6.70	$8,383
Restricted Shares and Restricted Shares Units Outstanding	1,266,992			$12,061,764
Performance Share Units Outstanding	932,949			$8,881,674

(1) Based on the closing price of our common stock on November 30, 2018 of $9.52 per share.
As of November 30, 2018, there were 1,303,420 shares remaining available for future awards under the 2014 Plan.
In its determination to approve the Plan Amendment, the Board reviewed an analysis prepared by Semler Brossy, its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends and the costs of the 2014 Plan, including the estimated shareholder value transfer cost. Specifically, the Board considered the following:

•
In recent years, the Company has granted awards covering approximately 1,500,000 shares per year, although grant practices and amounts have varied year-to-year. This has represented a three-year average adjusted burn rate for fiscal years 2015-2017 of approximately 2.5% (applying a volatility-based multiplier to full value awards (i.e., awards other than options) as under methodologies used by some proxy advisory services). As our share price has remained low relative to many of our peers, this average burn rate compares at approximately the 75th percentile among our peer group, which is described in more detail above under the heading “Compensation Discussion and Analysis—Compensation Overview—Use of Peer Group Data.”

•
Following the grant of our regular annual equity awards for fiscal year 2019, we estimate that we do not have enough shares remaining available for issuance under the 2014 Plan to cover our next round of annual equity incentive awards. Therefore, unless an increase is approved, we would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

•
If the Plan Amendment is approved, we estimate that the shares reserved for issuance under the 2014 Plan would be sufficient for approximately three to four years of awards, assuming we grant awards consistent with our projections and noting that future circumstances may require us to change our equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the 2014 Plan in fiscal years 2022 or 2023 (primarily dependent on award levels/amounts and hiring activity during the next few years), noting again that the share reserve could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

•
The total aggregate equity value of the five million additional authorized shares being requested under the Plan Amendment, based on the closing price for one share of our Common Stock on September 28, 2018 is $56,250,000. Based upon its analysis, Semler Brossy concluded that our shareholder value transfer for the entire 2014 Plan as a percentage of market capitalization and inclusive of the shares already reserved for issuance under the 2014 Plan which remain available under the 2014 Plan (but not including awards already granted under the 2014 Plan or a prior plan) was approximately 7%.

•
Our current overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our 2014 Plan by (ii) the number of Company shares outstanding at the end of the fiscal year on a fully diluted basis, is approximately 6.7%, which is below the 25th percentile of companies in our peer group. If the Plan Amendment is approved, the issuance of the additional shares to be reserved under the 2014 Plan would dilute the holdings of shareholders by approximately an additional 5.0% on a fully diluted basis, increasing our overhang rate to approximately 11.7%, which is near the 75th percentile of companies in our peer group. However, our overhang level will decrease in subsequent years as we issue shares from the 2014 Plan and stock options are exercised.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Plan Amendment is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Description of the 2014 Plan
The following sets forth a description of the material features and terms of the 2014 Plan. The description of the 2014 Plan is qualified in its entirety by the complete text of the 2014 Plan, which is filed hereto as Appendix A, and the Plan Amendment, which is filed hereto as Appendix B.
Administration. The 2014 Plan is administered by the Compensation Committee or a subcommittee thereof (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the 2014 Plan (the “Administrator”) has the authority to interpret the 2014 Plan, determine the types and number of awards, the number of shares to be awarded, to approve all awards made under the 2014 Plan, and carry out other functions as set forth in the 2014 Plan. To the extent allowed by law, the Administrator may delegate the authority to grant awards or take other administrative actions under the 2014 Plan to certain officers of the Company, subject to the limitations and restrictions set by the Administrator. Notwithstanding its authority to delegate, the full Board must administer the 2014 Plan with respect to awards granted to non-employee directors.
Award Limits. The maximum aggregate number of shares of Common Stock that may be subject to awards granted under the 2014 Plan from and after September 30, 2014 will increase from 7,000,819 to 12,000,819 shares, plus, subject to certain limitations, shares covered by previously granted awards that are forfeited, expire or lapse, or are paid in cash. For additional information about the shares which may be added to the shares of Common Stock authorized for issuance under the 2014 Plan, see the discussion below under the heading “—Share Counting Provisions.” The 2014 Plan also includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, if the award is denominated in shares of Common Stock, the maximum aggregate number of shares of Common Stock that may be granted to any one person is 750,000 per year. If the award is payable in cash and not denominated in shares of Common Stock, the maximum aggregate amount of cash that may be paid to any one person is $7,500,000 per year. The maximum aggregate grant date fair value of awards granted to a non-employee director under the 2014 Plan is $500,000 per year.
Share Counting Provisions. In general, when previously granted awards expire, lapse, are forfeited or are paid in cash, the shares reserved for those awards are returned or added, as applicable, to the share reserve and available for future issuance under the 2014 Plan. However, the 2014 Plan does not allow the share pool available for incentive grants to be recharged or replenished with shares that:

•	are tendered or withheld to satisfy the exercise price of an option;

•	are tendered or withheld to satisfy withholding obligations for an option or stock appreciation right;

•	are subject to a stock appreciation right, but are not issued in connection with the stock settlement of the stock appreciation right; or

•	the Company purchases on the open market with cash proceeds from the exercise of options.

Eligibility. Employees, consultants and non-employee directors of the Company or any of its subsidiaries (as defined in the 2014 Plan) who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries are eligible to participate in the 2014 Plan. The Administrator determines the type and size of the award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the 2014 Plan’s terms. As of September 30, 2018, we had in total 3,075 employees and eligible consultants and 10 non-employee directors. However, based on historic compensation practices, approximately 95 individuals are eligible to receive awards; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements.
Types of Awards. The 2014 Plan authorizes the grant of the following types of incentive awards to eligible individuals: a performance award, a restricted stock award, a restricted stock unit award, a dividend equivalent award, a stock payment award, a stock appreciation right or a stock option; any of which may be awarded in accordance with the terms of the 2014 Plan. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual, which must be approved indicating its acceptance by the participant.
Performance Awards. Performance Awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals (including performance-based stock and cash incentive awards). Performance Awards may be made to any eligible individual under the 2014 Plan. The Administrator determines the specific performance goals and criteria to be applied to determine vesting or payment of each award, and the time periods over which performance is measured. Performance Awards only vest if the specific performance goals or criteria are met, and may be paid to the recipient as cash incentive payments, shares of stock or a combination of cash and shares. Performance Awards are forfeited if the performance goals are not satisfied by the conclusion of the performance period.
Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards are subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a shareholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, no dividends are payable with respect to restricted stock with performance-based vesting unless and until the performance conditions have been satisfied. Except as otherwise determined by the Administrator, restricted stock awards will lapse and immediately be surrendered to the Company without payment of consideration if the recipient terminates service to the Company before the restrictions on the award have expired.
Restricted Stock Units. The 2014 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as shareholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Restricted stock units are often granted in tandem with Dividend Equivalents, which are described below, however, no dividend equivalents are payable with respect to Restricted Stock Units with performance-based vesting unless and until the performance conditions have been satisfied.
Dividend Equivalents. Dividend equivalents may be granted by the Administrator based on the dividends declared on Common Stock of the Company between the date of the award and the date that the award vests, is exercised, distributed or expires. Dividend equivalents are converted to cash or additional shares of stock based on terms and limitations established by the Administrator. In addition, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.
Stock Payments. The Administrator is authorized to make stock payments to any eligible individual under the 2014 Plan. Stock payments may be made in lieu of base salary, cash incentives, fees or other cash compensation otherwise payable to the recipient. The number or value of shares to be awarded, conditions and criteria for vesting, and the vesting schedule, are set by the Administrator. Holders of stock payment awards have no rights as a shareholder until the stock payment has vested and the shares underlying the award have been issued.

Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the 2014 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of Common Stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the 2014 Plan is ten years.
Stock Options. Stock options may be granted under the 2014 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. The exercise price per share for each stock option shall be set by the Administrator, but shall not be less than the fair market value on the date of the grant (or 110% of the price of an incentive stock option in the case of an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten-year limitation.
Incentive Stock Options. Incentive stock options may be granted only to employees of the Company. No person who qualifies as a greater-than-10% shareholder of the Company may be granted an incentive stock option, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code.
Non-Qualified Stock Options. With the consent of the holder, the Administrator is authorized to modify any incentive stock option granted under the 2014 Plan to disqualify the option from treatment as an incentive stock option under Section 422 of the Code.

Prohibition on Re-pricing. Under the 2014 Plan, the Administrator may not, without the approval of the shareholders of the Company, authorize the re-pricing of any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the Fair Market Value (as that term is defined in the 2014 Plan) of the underlying shares.
Change in Control. In general, notwithstanding a Change in Control event (as that term is defined in the 2014 Plan), each outstanding award shall continue in effect or be assumed or an equivalent award substituted by the successor corporation. No provisions for single-trigger vesting acceleration in connection with a Change in Control are contained within the 2014 Plan. However, in the event the successor corporation refuses to assume or substitute for the award the Administrator shall cause any or all of such awards to become fully vested and, if applicable, exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions to lapse, and so notify the holder. Regardless of any Change in Control, no adjustment will be authorized that would cause the 2014 Plan to violate Section 422(b)(1) of the Code, or would result in short swing profits under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act, unless the Administrator determines the award is not to comply with such exemptive conditions.
Certain Transactions. The Administrator has broad discretion to equitably adjust the provisions of the 2014 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions (other than normal cash dividends) of Company assets to shareholders. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.

Amendment and Termination. The Administrator or the Board may amend, modify, suspend or terminate the 2014 Plan, as it deems necessary or appropriate in the best interests of the Company, without the approval of shareholders. However, the Administrator must obtain the consent of any award holder before taking any action that materially impairs any rights or obligations of the holder (unless the award expressly provides otherwise). Further, it may not, without the approval of the Company’s shareholders, make any amendment to the 2014 Plan that would: (i) increase the limits on the maximum number of shares that may be issued under the 2014 Plan; (ii) decrease the share price of outstanding stock option or stock appreciation rights granted under the 2014 Plan; or (iii) cancel any stock option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares.
The 2014 Plan provides that in no event may an award be granted pursuant to the 2014 Plan on or after the tenth anniversary of the date the 2014 Plan was approved by our Board, which occurred on November 12, 2014.

Forfeiture and Clawbacks. The 2014 Plan provides the Administrator with the authority to require, in an award agreement or otherwise, that an individual in receipt of any award agree that any proceeds, gains or other economic benefit obtained in connection with any award, must be repaid to the Company (and the award shall terminate and any exercisable portion be forfeited), if the holder is terminated before a specified date or within a specified time period following receipt or exercise of the award, terminated for cause (as such term is defined by the Administrator), or engages in any activity in competition with the Company or which is inimical, contrary or harmful to the Company’s interests (as further defined by the Administrator). In addition, all awards made under the 2014 Plan are subject to any clawback policy implemented by the Company, including any clawback policy adopted to comply with the requirements of applicable law (including the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

United States Federal Income Tax Consequences. The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant, and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-qualified Stock Options. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights. There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of stock appreciation rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to stock appreciation rights in an amount equal to the aggregate amount of cash and the fair market value of any Common Stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units. There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Performance Awards. There will be no federal income tax consequences to either the participant or the employer upon the grant of performance awards. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of Common Stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Dividend Equivalents. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Although the 2014 Plan contains provisions, including individual annual award limitations, that, under prior tax laws, were designed to allow the Company to structure certain awards as qualified “performance based compensation” that might have been exempt from Section 162(m)’s deduction disallowance, such exemption no longer applies under current law and all future awards granted under the 2014 Plan to covered executives will be subject to deduction limitations under Section 162(m).
Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2014 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2014 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2014 Plan are not exempt from coverage. However, if the 2014 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2014 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2014 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

Plan Benefits
The benefits or amounts that may be received or allocated to participants under the 2014 Plan is determined at the discretion of the Administrator and are not currently determinable. The following table sets forth, with respect to the individuals and groups identified therein, the benefits and amounts that were allocated to such individuals and groups for fiscal 2018 under the 2014 Plan.

Name and Principal Position	Dollar Value ($)	Number of Shares Subject to Performance Share Units (#)	Number of Shares Subject to Restricted Stock Units (#)	Number of Shares Underlying Options (#)
Todd Renehan Chief Executive Officer	1,800,000	61,717	93,130	85,830
Kerry Shiba Executive Vice President and Chief Financial Officer	1,012,500	37,452	52,177	40,233
Alex Murray President and Chief Operations Officer	1,250,000	44,887	64,520	53,643
Declan Grant Executive Vice President and Chief Commercial Officer	575,251	23,123	29,504	17,434
Dan Snow (1) Former Executive Vice President and Chief Supply Chain Officer	—	—	—	—
All current executive officers as a group (five persons)	—	167,179	239,331	197,140
All current directors who are not executive officers as a group	—	—	104,663	—
All employees who are not executive officers as a group	—	—	999,532	—
(1) On October 6, 2017, Mr. Snow retired as the Company’s Executive Vice President and Chief Supply Chain Officer.

(2)
The following table sets forth the total number of performance share units that each of the individuals and groups identified therein have been granted under the 2014 Plan since its inception, including prior to its amendment and restatement in 2014:

Name and Principal Position	Number of Shares Subject to Performance Share Units (#)
Todd Renehan Chief Executive Officer	217,137
Kerry Shiba Executive Vice President and Chief Financial Officer	80,076
Alex Murray President and Chief Operations Officer	192,557
Declan Grant Executive Vice President and Chief Commercial Officer	39,812
Dan Snow Former Executive Vice President and Chief Supply Chain Officer	31,684
All current executive officers as a group (five persons)	561,266
All current directors who are not executive officers as a group	11,250
All employees who are not executive officers as a group	791,053

(3) The following table sets forth the total number of shares subject to restricted stock or restricted stock unit awards that each of the individuals and groups identified therein have been granted under the 2014 Plan since its inception, including prior to its amendment and restatement in 2014:

Name and Principal Position	Number of Shares (#)
Todd Renehan Chief Executive Officer	194,673
Kerry Shiba Executive Vice President and Chief Financial Officer	82,177
Alex Murray President and Chief Operations Officer	156,593
Declan Grant Executive Vice President and Chief Commercial Officer	102,465
Dan Snow Former Executive Vice President and Chief Supply Chain Officer	21,591
All current executive officers as a group (five persons)	557,499
All current directors who are not executive officers as a group	513,117
All employees who are not executive officers as a group	2,342,954

(4)
The following table sets forth the total number of shares subject to stock options that each of the individuals and groups identified therein have been granted under the 2014 Plan since its inception, including prior to its amendment and restatement in 2014:

Name and Principal Position	Number of Shares Underlying Options (#)
Todd Renehan Chief Executive Officer	260,667
Kerry Shiba Executive Vice President and Chief Financial Officer	78,498
Alex Murray President and Chief Operations Officer	306,970
Declan Grant Executive Vice President and Chief Commercial Officer	79,752
Dan Snow Former Executive Vice President and Chief Supply Chain Officer	61,923
All current executive officers as a group (five persons)	787,810
All current directors who are not executive officers as a group	656,750
All employees who are not executive officers as a group	3,523,974

Equity Compensation Plan Information
The following table summarizes the information regarding equity awards outstanding and available for future grants as of September 30, 2018.
As of September 30, 2018

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Shareholders	3,869,217	(1)	$14.35	(2)	2,341,594	(3)
Equity Compensation Plans Not Approved By Shareholders	—		—		—
Total	3,869,217				2,341,594

(1) Consists of 2,408,127 outstanding options and 1,461,090 restricted stock units under the 2014 Plan
(2) Weighted average exercise price of outstanding options under the 2014 Plan.
(3) Consists of shares available for future grant under the 2014 Plan.

Vote Required; Recommendation

The approval of the Plan Amendment requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes have no effect on the outcome of the vote.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE PLAN AMENDMENT.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, which has been our independent audit firm since September 29, 2006, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending September 30, 2019, and our Audit Committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended September 30, 2018 and 2017 by our principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2018	2017
Audit fees(a)	$2,347,000	$2,675,000
Audit-related fees(b)	119,000	15,000
Tax fees(c)	990,000	1,039,000
All other fees(d)	3,000	3,000
Total	$3,459,000	$3,732,000
————————————

(a)
Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consents and assistance with and review of our SEC filings.

(b)
Audit-related fees include fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements. This category includes assistance in financial due diligence related to mergers, acquisitions and divestitures, accounting consultations, consultations concerning financial accounting and reporting standards, general advice on implementation of SEC and Sarbanes-Oxley Act requirements and audit services not required by statute or regulation.

(c)
Tax fees include fees associated with (i) tax compliance (preparation of tax returns, tax audits and transfer pricing), which were approximately $241,000 and $317,000 during the fiscal years ended September 30, 2018 and 2017, respectively, and (ii) tax planning (domestic and international tax planning, and tax planning for restructurings, mergers, acquisitions and divestitures), which were approximately $749,000 and $722,000 during the fiscal years ended September 30, 2018 and 2017, respectively.

(d)
All other fees include fees for services not captured in any of the above categories. The Audit Committee’s customary practice is not to request PricewaterhouseCoopers LLP to perform services other than for audit, audit-related or tax matters.

Pre-Approval of Independent Auditor Services

The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. All fees described above were pre-approved by the Audit Committee.

Vote Required; Recommendation

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2019 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

ANNUAL REPORT

Our annual report for the fiscal year ended September 30, 2018 accompanies this proxy statement.

OTHER BUSINESS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2020 annual meeting of stockholders, you must submit the proposal to our Secretary no later than August 16, 2019 in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2020 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than September 26, 2019, and no later than the close of business on October 26, 2019, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, a requirement as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

We have adopted a procedure called “householding” under which we will deliver only one copy of either the proxy materials or the Notice to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement and our annual report for the fiscal year ended September 30, 2018 to any stockholder at a shared address to which a single copy of either of those documents was delivered. To make such a request, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or if you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Appendix A
WESCO AIRCRAFT HOLDINGS, INC.
2014 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
The Plan constitutes an amendment and restatement of the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan (the “2011 Plan”), which became effective in July 2011. All awards previously granted under the 2011 Plan will remain governed by the terms of the 2011 Plan as previously in effect. In the event that the Company’s stockholders do not approve the Plan, the 2011 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 13.6, or that the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3    “Applicable Law” shall mean the applicable provisions of the Code, the Securities Act, the Exchange Act and any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and any other applicable law.
2.4    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable); provided that with respect to an Option or Stock Appreciation Right that has been amended pursuant to this Plan so as to alter the applicable Option Term or Stock Appreciation Right Term, “Automatic Exercise Date” shall mean the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right as amended.
2.5    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7    “Award Limit” shall mean with respect to Awards that are denominated in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.
2.8    “Board” shall mean the Board of Directors of the Company.
2.9    “Carlyle Stockholders” shall mean (i) Falcon Aerospace Holdings, LLC, a Delaware limited liability company, and (ii) any affiliate of Carlyle Partners IV, L.P., a Delaware limited partnership, or CP IV Coinvestment, L.P., a Delaware limited partnership, which is issued Common Stock or becomes the beneficial owner of any Common Stock or is transferred any Common Stock by any other person.
2.10    “Change in Control” shall mean and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any of the Snyder Family Members or any trust established for the benefit of any Snyder Family Members, the Carlyle Stockholders or the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or 2.10(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    A liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.12    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 13.1.
2.13    “Common Stock” shall mean the common stock of the Company.
2.14    “Company” shall have the meaning set forth in Article 1.
2.15    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.16    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.17    “Director” shall mean a member of the Board, as constituted from time to time.
2.18    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.
2.19    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.20    “Effective Date” shall mean the date the Plan is approved by the Board in fiscal year 2015, subject to approval of the Plan by the Company’s stockholders.
2.21    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.22    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.23    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.24    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.25    “Expiration Date” shall have the meaning given to such term in Section 14.1.
2.26    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), national market system or automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.27    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.28    “Holder” shall mean a person who has been granted an Award.
2.29    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.31    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.32    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.33    “Option Term” shall have the meaning set forth in Section 7.3.
2.34    “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award granted under Section 10.1.
2.35    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.36    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)    The Performance Criteria that shall be used to establish Performance Goals may include but are not limited to: (i) net earnings or losses or adjusted net earnings or losses (in any case either before or after one or more or none of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), including for the avoidance of doubt, EBITDA and adjusted EBITDA; (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (pre- or post-tax); (vi) gross or net or adjusted profit or operating margin, including EBITDA margin and EBIT margin; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) adjusted cash flow; (ix) return on assets or tangible assets; (x) return on net assets or net tangible assets; (xi) return on capital (or invested capital); (xii) return on equity; (xiii) total shareholder return; (xiv) return on sales; (xv) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) debt reduction; (xx) costs, reductions in costs and cost control measures; (xxi) improvement in or attainment of expense or capital expenditure levels; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value; (xxiv) sales and sales unit volume; (xxv) inventory turns or cycle time; (xxvi) market share; (xxvii) attainment of revenue or cost synergies relating to an acquisition; (xxviii) market penetration and geographic business expansion; (xxix) supply chain achievements; (xxx) implementation or completion of key projects and strategic plan development and/or implementation; (xxxi) product quality goals; (xxxii) workforce satisfaction and diversity goals; (xxxiii) human resources or human capital development, (xxxiv) workplace health and safety goals, including accident or incident rates; (xxxv) employee retention; (xxxvi) business development, including new customers or contract wins; (xxxvii) customer satisfaction; (xxxviii) customer retention; and (xxxix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product or service), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges or other non-cash charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.37    “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.
2.38    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
2.39    “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.
2.40    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of such Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.41    “Plan” shall have the meaning set forth in Article 1 and, except as otherwise explicitly provided herein, references to the Plan shall include the 2011 Plan.
2.42    “Prior Plan” shall mean the Amended and Restated Equity Incentive Plan of Wesco Aircraft Holdings, Inc., as such plan may be amended from time to time.
2.43    “Prior Plan Award” shall mean an award outstanding under the Prior Plan as of the Effective Date.
2.44    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.45    “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.46    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.
2.47    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.48    “Shares” shall mean shares of Common Stock.
2.49    “Snyder Family Members” shall mean Randy J. Snyder, Susan Snyder and any of their lineal descendents.
2.50    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.
2.51    “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52    “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.
2.53    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.54    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.55    “Termination of Service” shall mean:
(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to adjustment as provided in Section 3.1(b) and Section 14.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards granted after September 30, 2014 under the Plan is 7,000,819. From and after the effective date of the 2011 Plan, no future awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan.
(b)    To the extent all or a portion of an Award or a Prior Plan Award is forfeited, expires or lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award, Prior Plan Award or portion thereof, to the extent of such forfeiture, expiration, lapse or cash settlement, shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by or surrendered to the Company pursuant to Section 8.4 at the same price paid by the Holder or in connection with a Prior Plan Award so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)    To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 750,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $7,500,000.
ARTICLE 4.
GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2    Award Agreement. Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
4.5    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.6    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company shall be $500,000 (the “Director Limit”).
ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1    Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2    Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
5.3    Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.
5.4    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.5    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based

Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS
6.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
6.2    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), unless determined otherwise by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
6.3    Option Vesting.
(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria, including Performance Goals or Performance Criteria, selected by the Administrator. At any time after grant of an Option, except as limited by the Plan, the Administrator may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.
(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, Award Agreement, or by action of the Administrator before or after the grant of the Option, including action taken prior to the Effective Date. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option which is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
6.4    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
ARTICLE 7.
EXERCISE OF OPTIONS
7.1    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.
7.2    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares unless determined otherwise by the Administrator, and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.
7.3    Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term.
7.4    Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 7.4 shall not apply to an Option if the Holder of such Option experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.4.
7.5    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
7.6    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1    Award of Restricted Stock.
(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2    Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals or Performance Criteria selected by the Administrator, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Unless determined otherwise by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (i) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (ii) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.
8.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
8.6    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS
9.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
9.2    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.3    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
9.4    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator or expressly set forth in an applicable Award Agreement, and subject to compliance with Section 409A of the Code, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4, transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
9.5    No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.
ARTICLE 10.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS
10.1    Performance Awards.
(a)    The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards determined in the Administrator’s discretion from time to time, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to the attainment of Performance Criteria or other specific criteria, whether or not objective, determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
(b)    Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.
10.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
10.3    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
10.4    Purchase Price. The Administrator may establish the purchase price of a Performance Award or shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
ARTICLE 11.
AWARD OF STOCK APPRECIATION RIGHTS
11.1    Grant of Stock Appreciation Rights.
(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Unless otherwise determined by the Administrator, and except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c)    Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
11.2    Stock Appreciation Right Vesting.
(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
11.3    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;
(c)    In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and
(d)    Full payment of the exercise price (if any) and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.
11.4    Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
11.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
11.6    Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 11.6 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 11.6.

ARTICLE 12.
ADDITIONAL TERMS OF AWARDS
12.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
12.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Except as determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
12.3    Transferability of Awards.
(a)    Except as otherwise provided in Section 12.3(b) and 12.3(c):
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and
(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee without the consent of the Administrator shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.
(c)    Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.
12.4    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award or the exercise thereof, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.
(b)    All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
12.5    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:
(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the

Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and
(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
ARTICLE 13.
ADMINISTRATION
13.1    Administrator. The Compensation Committee of the Board (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.
13.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5(b) or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b‑3 of the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, are required to be determined in the sole discretion of the Committee.
13.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4    Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to Eligible Individuals;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Goals or Performance Criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2(d).
13.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
13.6    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.
13.7    Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this

Section 13.7, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
ARTICLE 14.
MISCELLANEOUS PROVISIONS
14.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, increase the limit imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan or amend or modify the Plan in a manner requiring stockholder approval under Applicable Law. Except as provided in Sections 12.5 and 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
14.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Sections 3.1 and 3.3 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)    In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) or 14.2(b), the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to participants, and/or the making of a cash payment to participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.
(d)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award upon the Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.
(e)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(g)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)    No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(i)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
14.3    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the 2011 Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the 2011 Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.
14.4    No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.
14.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
14.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) except as otherwise provided in the final sentence of Section 3.1(a), to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
14.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
14.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
14.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
14.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the

Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
14.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
14.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
14.13    Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
14.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
* * * * *

Appendix B

AMENDMENT TO THE
WESCO AIRCRAFT HOLDINGS, INC.
2014 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE WESCO AIRCRAFT HOLDINGS, INC. 2014 INCENTIVE AWARD PLAN (this “Amendment”), is made and adopted as of November 8, 2018 by Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan, as amended (the “Plan”);

WHEREAS, pursuant to Article 14 of the Plan, the Plan may be amended by the Committee and the Board at any time and from time to time, provided, that approval by the stockholders of the Company is required for any amendment to the Plan to the extent necessary to comply with Applicable Laws; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1.	Article 3.1(a) of the Plan is hereby amended by deleting the number “7,000,819” in the first sentence of such Article and substituting the number “12,000,819” in lieu thereof.

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as set forth herein, the Plan shall remain in full force and effect.

* * * * *

B-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53510-P15496 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WESCO AIRCRAFT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul E. Fulchino
02) Scott E. Kuechle
03) Robert D. Paulson

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E53511-P15496

WESCO AIRCRAFT HOLDINGS, INC.
Annual Meeting of Stockholders
January 24, 2019 9:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kerry A. Shiba and John G. Holland, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESCO AIRCRAFT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on January 24, 2019, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side